---------------


                                    BOND

                              LEASE AGREEMENT


                              ---------------




                        LANDLORD:        TEXAS COMMERCE BANK NATIONAL
                                         ASSOCIATION, AS TRUSTEE

                        TENANTS:         FRED MEYER, INC.
                                         ROUNDUP CO.

                        GUARANTOR:       FRED MEYER, INC.

                       INDEX FOR BOND LEASE AGREEMENT


1.  Leased Premises; Term; Possession, Guaranty.............................  1
    1.1      Lease to Tenant................................................  1
    1.2      Lease Term.....................................................  2
    1.3      Renewal Options................................................  2
    1.4      Lease Guaranty.................................................  3
    1.5      Purchase Requirement and Prices................................  3

2.  Acceptance of Properties................................................  3
    2.1      Condition of the Properties....................................  3
    2.2      Personal Property..............................................  4

3.  Rent....................................................................  4
    3.1      Base Rent......................................................  4
    3.2      Time of Payment................................................  5
    3.3      Partial or Delinquent Payments.................................  5
    3.4      No Offsets.....................................................  6
    3.5      Absolute Net Lease; Nonterminability...........................  6
    3.6      Nonterminability for Insolvency................................  6

4.  Utilities and Taxes.....................................................  7
    4.1      Utility Charges................................................  7
    4.2      Payment of Impositions.........................................  7
    4.3      Definition of Impositions......................................  7
    4.4      Substitute Impositions.........................................  8
    4.5      Payment in Installments........................................  8
    4.6      Right to Contest...............................................  8
    4.7      Personal Property Taxes........................................ 10
    4.8      Tax Returns and Statements..................................... 10
    4.9      Tax Hold Harmless Clause....................................... 10

5.  Insurance and Damage.................................................... 10
    5.1      Liability Insurance by Tenant.................................. 10
    5.2      Fire and Casualty Insurance.................................... 10
    5.3      Specific Perils to be Insured.................................. 11
    5.4      Insurance on Personal Property................................. 11
    5.5      Waiver of Subrogation.......................................... 11
    5.6      Restoration of Damage.......................................... 12
    5.7      Policy Form, Content, Insurer.................................. 15
    5.8      Blanket Policies............................................... 15
    5.9      Self-Insurance Arrangements.................................... 15
    5.10     Tenant's Responsibility for Self-Insured Amount................ 16
    5.11     Business Interruption Insurance................................ 16

    5.12     Failure to Maintain Insurance.................................. 16
    5.13     No Abatement................................................... 16
    5.14     Tenant's Net Worth............................................. 17
    5.15     Insurance Requirements of S&P.................................. 17

6.  Use of Property......................................................... 17
    6.1      Use............................................................ 17
    6.2      No Use in Violation of Law..................................... 17
    6.3      No Nuisance.................................................... 17
    6.4      Compliance with Laws........................................... 17
    6.5      Avoidance of Hazards; Vermin................................... 18
    6.6      No Impairment of Reversionary Rights........................... 18

7.  Maintenance and Alterations............................................. 18
    7.1      Repairs and Maintenance........................................ 18
    7.2      Alterations.................................................... 18
    7.3      Conditions to Making Alterations............................... 19
    7.4      Requirements of Governmental Agencies.......................... 20
    7.5      No Duties on Landlord.......................................... 20
    7.6      Ownership of New Improvements During Term...................... 21
    7.7      Ownership at Termination....................................... 21

8.  Signs................................................................... 22

9.  Liens, Indemnification and Liability.................................... 22
    9.1      No Liens Permitted On Reversion................................ 22
    9.2      Mechanics Liens................................................ 22
    9.3      Indemnification of Landlord.................................... 23
    9.4      Tenant's Indemnity Agreement................................... 23
    9.5      Disclaimer of Landlord's Responsibilities...................... 24

10. Condemnation............................................................ 24
    10.1     Definitions.................................................... 24
    10.2     Condemnation................................................... 26
    10.3     Separate Awards................................................ 28

11. Assignment and Subleasing............................................... 29
    11.1     Tenant's Right to Assign....................................... 29
    11.2     Tenant's Right to Sublease..................................... 29

12. Default by Tenant....................................................... 29
    12.1     Payment Default................................................ 29
    12.2     Material Default in Other Covenants............................ 29
    12.3     Non-Material Defaults in Other Covenants....................... 30
    12.4     Insolvency Default............................................. 30

    12.5     Failure of Lease Guaranty...................................... 30

13. Remedies on Tenant's Default............................................ 31
    13.1     Landlord's Remedies............................................ 31
    13.2     Cumulative Remedies............................................ 33
    13.3     Waiver of Breach............................................... 33
    13.4     Survival of Remedies........................................... 33

14. Default by Landlord..................................................... 33

15. Surrender at Expiration................................................. 34
    15.1     Condition of Properties........................................ 34
    15.2     Holdover....................................................... 35
    15.3     Title to Building and Improvements............................. 35
    15.4     Remaining Personal Property on the Property.................... 35
    15.5     Survival....................................................... 35

16. Covenant of Quiet Enjoyment............................................. 35

17. Tenant's Powers;Easements, etc.......................................... 35

18. Substitution............................................................ 36
    18.1     Substitution Events............................................ 36
    18.2     Substitution Conditions........................................ 37
    18.3     Failure of Substitution Conditions............................. 39

19. Hazardous Materials..................................................... 39
    19.1     Use of Hazardous Materials..................................... 39
    19.2     Tenant's Indemnity Obligations................................. 40
    19.3     Notice......................................................... 40
    19.4     Remediation by Tenant and Survival............................. 41
    19.5     Disclosure..................................................... 41
    19.6     Inspection..................................................... 41
    19.7     Governing Provisions for Environmental Matters................. 43

20. Leasehold Financing..................................................... 43
    20.1     Tenant's Right to Encumber its Leasehold Interest.............. 43

21. General Provisions...................................................... 43
    21.1     Time of Essence................................................ 43
    21.2     Nonwaiver...................................................... 43
    21.3     Succession..................................................... 43
    21.4     Inspection..................................................... 43
    21.5     Attornment..................................................... 44
    21.6     Subordination to Mortgages..................................... 44

    21.7     Changes Required by Landlord's Mortgagee....................... 44
    21.8     Estoppel Certificates.......................................... 44
    21.9     Proration of Rent.............................................. 45
    21.10    Notices........................................................ 45
    21.11    Attorneys' Fees................................................ 46
    21.12    Relationship of Parties........................................ 46
    21.13    Authorization of Lease......................................... 47
    21.14    Consent........................................................ 47
    21.15    Brokers........................................................ 47
    21.16    Section Headings............................................... 47
    21.17    Applicable Law................................................. 47
    21.18    Prior Agreements............................................... 48
    21.19    Validity of Provisions......................................... 48
    21.21    Joint and Several Liability.................................... 48
    21.22    Modifications.................................................. 48
    21.23    Recording...................................................... 48
    21.24    Personal Property and Moving Expenses.......................... 48
    21.25    Nonmerger of Fee and Leasehold Estates......................... 48
    21.26    Agreement to Act Reasonably.................................... 48
    21.27    Gender; Singular and Plural.................................... 49
    21.28    Exhibits....................................................... 49
    21.29    First Opportunity to Purchase.................................. 49
    21.30    Merger, Consolidation or Sale of Assets........................ 50
    21.31    Existing Leases................................................ 50
    21.32    Equipment Financing............................................ 51
    21.33    Reasonable Efforts to Mitigate................................. 51
    21.34    Indemnification................................................ 51
    21.35    Confidentiality of Financial or Sales Information.............. 52
    21.36    No Third Party Beneficiaries................................... 52
    21.37    Surplus Property............................................... 52
    21.38    Sale-Purchase Claims........................................... 53
    21.39    Counterparts................................................... 53
    21.40    Prior Agreements............................................... 53
    21.41    Sale or Assignment by Landlord................................. 53
    21.42    Rule 144A Information Requirements............................. 54
    21.43    Statutory Notice............................................... 54

ATTACHED EXHIBITS & SCHEDULES
-----------------------------

EXHIBIT A - Legal Description
EXHIBIT B - Permitted Exceptions
EXHIBIT C - Insurance
EXHIBIT D - Purchase Price Upon Happening of Certain Events
EXHIBIT E - Lease Guaranty
EXHIBIT F - Additional Option Term Rent

                                    BOND
                              LEASE AGREEMENT
                              ---------------



     THIS BOND LEASE AGREEMENT ("Lease") is made as of the 5th day of September, 1996 by and between TEXAS COMMERCE BANK NATIONAL ASSOCIATION, NOT IN ITS INDIVIDUAL CAPACITY BUT SOLELY IN ITS CAPACITY AS TRUSTEE ("LANDLORD") UNDER THAT CERTAIN TRUST AGREEMENT DATED AS OF SEPTEMBER 1, 1996 BETWEEN TEXAS COMMERCE BANK NATIONAL ASSOCIATION, AS TRUSTEE AND CHEMICAL TRUST COMPANY OF CALIFORNIA, A CALIFORNIA BANKING CORPORATION, AS BENEFICIARY ("CTCC") and FRED MEYER, INC., A DELAWARE CORPORATION ("FMI") as to the Properties described in Exhibits "A-1" through Exhibits "A-6" and ROUNDUP CO., A WASHINGTON CORPORATION ("RC") as to the Properties described in Exhibits A-7 through A-10 (FMI and RC being sometimes individually and collectively referred to herein as "Tenant").

1.   Leased Premises; Term; Possession, Guaranty.
     --------------------------------------------

     1.1 Lease to Tenant. Landlord hereby leases to Tenant, and Tenant hereby hires from Landlord, the following: (i) those parcels of land and being more particularly described in Exhibit "A-1" through Exhibit "A-10" attached hereto and made a part hereof ("Land"), (ii) those certain buildings presently situated on the parcels of Land, (the "Building" or "Buildings"), and any other existing structures, buildings, fixtures or other improvements owned by Landlord and presently located on the Land, including, without limitation, all apparatus, equipment and appliances used in the operation thereof, such as heating and air conditioning systems and other building systems used to provide utility services, heating, air conditioning and ventilation, life safety, or other services thereof, and all presently existing landscaping, paving, parking, common area improvements, grading, water banks and channels and other site improvements located on the Land, which Landlord purchased from Tenant pursuant to a Contract of Sale and Leaseback between the parties dated May 13, 1996 (as heretofore amended from time to time, the "Sale Agreement"), and (iii) subsequently erected or installed structures, buildings, fixtures, common area improvements and other site or other improvements hereafter located upon or attached to the Land or the existing improvements located thereon, subject to the provisions of Section 2.2 below (such Buildings, other improvements and items of realty referenced in subparagraphs (ii) and (iii) above are sometimes being collectively referred to as the "Improvements" and the Land and Improvements being sometimes collectively referred to as the "Properties"), together with all rights, privileges, easements and appurtenances belonging to or in any way appertaining to the Land, at the rental, and upon all of the covenants and conditions set forth herein. For purposes of clarification, Improvements shall include, without limitation, all buildings, structures, fixtures (except as specifically excluded by this Lease), fences, interior driveways, garages, parking lots, fountains, utility installations, excavations, surfacing, water banks or channels, landscaping, grading and plantings. This Lease is subject to the following matters to the extent that they affect the Properties:

          1.1.1 The "Permitted Exceptions" as defined and set forth in Exhibits "B-1" through Exhibit "B-10".

          1.1.2 The effect of all present building restrictions and regulations and present and future zoning laws, ordinances, resolutions and regulations of the City, County and State where a respective Property is situated and all present ordinances, regulations and orders of all boards, bureaus, commissions and bodies of any city, county, state or federal agency, now having or hereafter having acquired, jurisdiction of the Properties and the use and improvement thereof.

          1.1.3 The condition and state of repair of the Properties on the "Commencement Date" (as defined in Section 1.2 below).

          1.1.4 All taxes (including local improvement rates), duties, assessments, special assessments, water charges and sewer rents, and any other "Impositions" (as defined in Section 4.3 below), accrued or unaccrued, fixed or not fixed, and as hereinafter more fully provided.

          1.1.5 Present violations of law, ordinances, orders or requirements that might be disclosed by an examination and inspection or search of the Properties by any federal, state, county or municipal department or authority having jurisdiction, as the same may exist on the Commencement Date.

This Lease provides for the lease by Landlord and the hiring by Tenant of the Properties owned by Landlord and identified above. Except as to the extent this Lease refers to a singular "Property", the agreements, terms and conditions set forth herein shall apply to the "Properties" collectively.

     1.2 Lease Term. The lease term ("Original Term") shall commence on September ___, 1996 ("Commencement Date") and shall expire on the September 30, 2017, unless sooner terminated or extended as provided herein.

     1.3 Renewal Options. Provided Tenant is not then in default hereunder, beyond expiration of any applicable notice and/or grace period herein provided, Tenant shall have and is hereby granted an option ("First
Option") to extend the Original Term for one additional term of ten years ("First Option Term") on the same terms and conditions as herein provided. In the event that Tenant timely exercises the First Option, Tenant shall have and is hereby granted four additional consecutive options (each an "Additional Option" and together with the First Option the "Options") to extend the Term. Each Additional Option shall be for five years (each an "Additional Option Term"). The First Option may be exercised only with respect to all, but not some, of the Properties. Each of the Additional Options may be exercised with respect to all or any combination of the Properties. Notwithstanding the foregoing, Tenant shall not have the right to exercise any Additional Option if at the time such Additional Option is otherwise exercisable, Tenant shall be in default hereunder, beyond expiration of any applicable notice and/or grace period herein provided, or any prior Option with respect to the Property has not been timely exercised. In any such event, any unexercised Option shall lapse and be of no further force or effect. During the First Option Term, the "Base Rent" (as defined in Section 3.1 below) shall be $8,925,840.00. During each Additional Option Terms the Base Rent shall be the sum of the "Option Rent" for each Property which said Additional Option Term is applicable as such "Option Rent" for that Property is set forth on Exhibit "F" attached hereto and made a part hereof. Tenant shall exercise the First Option and each Additional Option by delivery to Landlord of written notice thereof not later than 730 days prior to expiration of the Original Term, First Option Term or the then current Additional Option Term, as the case may be. Notwithstanding the foregoing, Tenant's right to exercise any Option shall not terminate until ten days after receipt by Tenant of written notice from Landlord of the nonexercise by Tenant of such Option and Tenant's failure to elect to exercise such Option within such ten day period. The Original Term, as the same may be extended from time to time by the First Option
Term and any Additional Option Term, is sometimes referred to herein as the "Term".

     1.4 Lease Guaranty. All of RC's obligations under this Lease shall be unconditionally guaranteed by FMI pursuant to that certain Lease Guaranty attached hereto as Exhibit "E" and made a part hereof. FMI agrees to execute and deliver such Lease Guaranty on the Commencement Date and to execute and deliver to Landlord, from time to time, upon request of Landlord, written confirmation that the Lease Guaranty is still in effect.

     1.5 Purchase Requirement and Prices. Pursuant to the terms and conditions herein contained, the parties have agreed that upon the happening of certain events, Landlord shall have the option of requiring Tenant to purchase one or more of the Properties from Landlord. In such event, the purchase and sale shall close within 30 days after the exercise of said option by Landlord. Landlord shall execute and deliver a deed, similar in form and substance to the Deed given by Tenant to Landlord pursuant to the Sale Agreement for such Property, conveying fee simple title to said Property and otherwise in a form and substance reasonably acceptable to Tenant and the parties shall execute and deliver an amendment to this Lease, deleting said Property from the terms of this Lease. The purchase price shall be as set forth in the applicable section requiring said purchase and sale. Landlord and Tenant agree that the purchase prices set forth in Exhibit "D" are fair and reasonable and were determined independently by Landlord and Tenant from any other matter herein set forth.

2.   Acceptance of Properties.
     -------------------------

     2.1 Condition of the Properties. Tenant was the immediate past owner of the Properties, constructed the Buildings and the other existing Improvements and is thoroughly familiar with the Properties. Tenant hereby accepts the Properties in their present condition, AS IS. Landlord shall not be required to perform any work on the Properties whatsoever and there are no other preconditions to the commencement of this Lease and full performance by Tenant of all obligations owed to Landlord under this Lease. Landlord has not made and does not make any representations or warranties, express or implied, as to the physical condition, expenses, operation and maintenance, zoning, status of title, the use that may be made of any Property or any other matter or thing affecting or related to the Properties, including, without limitation, as to the present or future suitability of any Property for the conduct of Tenant's business thereon. Tenant hereby assumes all risks resulting from any defects (patent or latent) in the Properties or from any failure of the same to comply with any Legal Requirements (as defined in Section 6.4 below), any recorded or unrecorded encumbrance or agreement affecting the Land, or the uses or purposes for which the same may be occupied.

     2.2 Personal Property. Subject to the provisions of this Lease, Tenant may place or install on and/or in the Properties such fixtures and equipment as it shall deem desirable for the conduct of business therein, and may paint any Improvements such colors as Tenant elects, subject to all Legal Requirements. Personal property, inventory, furniture, fixtures and equipment used in the conduct of Tenant's business (as distinguished from those fixtures and equipment used in connection with the operation and maintenance of any Improvements which belong to Landlord and/or which were transferred to Landlord pursuant to the Sale Agreement) (collectively, "FF&E" or "Equipment") placed by Tenant (even though placed prior to the commencement of this Lease), and the personal property of any "subtenant" (as defined below) shall not become a part of the realty, even if nailed or screwed or otherwise fastened to the Properties, but shall retain their status as personalty and may be removed by Tenant or respective subtenant at any time, provided, that Tenant shall, at its sole expense, immediately repair any damage caused by such removal even if caused by any subtenant. Landlord also recognizes that Tenant may finance Tenant's FF&E (subject to Section 21.32 below) and in such event a third party may have a security interest or an ownership interest in such FF&E. Landlord hereby waives any security interest it may have, at law or in equity, relative to Tenant's FF&E. Upon request of Tenant, Landlord will execute such further instruments as are reasonably required by Tenant to confirm Landlord's waiver of such security interest. Landlord hereby acknowledges that (subject to Section 21.32 below) Tenant's FF&E lienholders or landlords shall also have the right to remove such FF&E, so long as such removal is accomplished in a workmanlike manner and with as little disruption as possible to the operation and maintenance of the Properties and any damage caused the Properties by such removal shall be promptly repaired by Tenant at its expense.

3.   Rent.
     -----

     3.1 Base Rent. Commencing on the Commencement Date, and continuing through September 30, 2011, Tenant shall pay to Landlord the sum of $12,100,000.00 per year ("Base Rent"). Commencing on October 1, 2011, and continuing through the end of the Original Term, Tenant shall pay to Landlord Base Rent in the amount of $5,001,500 per year. The Base Rent shall be paid by wire transfer of immediately available funds at such address or account which Landlord, or any successor in interest of Landlord, may designate to Tenant from time to time in writing provided that such address and account shall be in the United States. Payment of all sums to Landlord hereunder shall be made in such currency of the United States as at the time of payment shall be legal tender for the payment of private debts.

     3.2 Time of Payment. Base Rent shall be paid in advance on the 1st day of each calendar quarter during the Term (e.g., January, April, July and October). Base Rent is uniformly apportionable day to day based upon a year consisting of twelve 30 day months. Base Rent for the partial quarter (if any) in which the Term commences or is terminated shall be prorated and paid on the Commencement Date or pro-rata refunded on the termination date, as the case may be. Notwithstanding any other provision of this Lease, Tenant will pay on the Commencement Date of this Lease (a) the Base Rent for the month of September 1996 (or partial month, as applicable) and (b) the quarterly Base Rent payment due as of October 1, 1996; provided, however, that said October 1, 1996 quarterly Base Rent installment will be discounted to the date of payment utilizing a 6% per annum discount rate, to adjust for such payment prior to October 1, 1996. Such payment and discount are permitted payments and this Section will supersede any other provision of this Lease or any provision of Landlord's financing documents with Landlord's lenders concerning restrictions on prepayment of rent under this Lease.

     3.3 Partial or Delinquent Payments. Payment by Tenant or receipt by Landlord of any amount less than the full Base Rent for any period or any other sums due from Tenant, or any endorsement or statement on any check or letter accompanying any check or rent payment, shall not in any event be deemed an accord and satisfaction. Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Base Rent or other sums or pursue any other remedy provided in this Lease or otherwise available to Landlord at law or in equity. Any installment of Base Rent or any other payment becoming due and owing to Landlord by Tenant pursuant to the terms and provisions of this Lease which is not paid when due (subject to any permitted grace period or notice requirement set forth herein and without requirement of any further notice being given), whether or not a default is declared by Landlord hereunder, shall bear interest at a rate equal to the lesser of ten percent per anum or the maximum rate of interest permitted by applicable law, if any, from the date due to the date paid ("Late Payment Rate"). In addition, Tenant will pay to Landlord a late charge equal to four percent of any amount due under this Lease not timely paid (subject to any permitted grace period or notice requirement set forth herein and without requirement of any further notice being given) to cover expenses incurred in handling the delinquent payment ("Late Charge"), whether or not a default is declared by Landlord hereunder.

     3.4 No Offsets. All rent and other sums due hereunder shall be paid by Tenant without notice, demand, counterclaim, setoff, offset, abatement, charge, assessment, imposition or deduction of any kind.

     3.5 Absolute Net Lease; Nonterminability. It is the intent of the parties and the effect of this Lease that all rent and other sums paid, or to be paid, by Tenant hereunder shall be an absolute net return to Landlord. Landlord shall not be responsible for payment of any taxes, assessments, or other Impositions (as defined in Section 4.3 below, and subject to the provisions of Sections 4.3 and 4.4 below), any operating expenses, or any other costs, expenses, charges or premiums under this Lease directly or indirectly related to the Properties or any Improvements now or hereafter located thereon. Under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever or be under any other obligation or liability hereunder. Tenant shall pay all costs, expenses and charges of every kind and nature relating to the Properties (except debt service on any financing obtained by Landlord) which may arise or become due or payable during or after, but attributable to a period falling within, the Term. Tenant's obligation to pay rent and any other sum hereunder shall not terminate prior to the expiration of the Term, notwithstanding the exercise by Landlord of any or all of its rights hereunder or otherwise. The obligations of Tenant hereunder are absolute, unconditional and shall not be affected by reason of: (a) any damage to or destruction of the Properties or any part thereof, (b) any Taking of the Properties or any part thereof or interest therein by condemnation or otherwise, (c) any prohibition, limitation, restriction or prevention of Tenant's use, occupancy or enjoyment of the Properties or any part thereof, or any interference with such use, occupancy or enjoyment by any person or governmental agency or for any reason whatsoever, (d) any matter affecting title to the Properties, (e) any eviction by paramount title or otherwise,
(f) any default by Landlord hereunder or under any other agreement between Landlord and Tenant, (g) the impossibility, impracticability or illegality of performance by Landlord, Tenant or both, (h) any action of any judicial or governmental authority, (i) Tenant's acquisition of ownership of all or part of the Properties (unless this Lease shall be terminated by a writing signed by all persons, including any mortgagee, having an interest in the Properties), (j) any breach of warranty or misrepresentation by Tenant or Landlord or (k) any other cause whether similar or dissimilar to the foregoing and whether or not Tenant shall have notice or knowledge thereof and whether or not such cause shall be foreseeable.

     3.6 Nonterminability for Insolvency. Tenant shall remain obligated under this Lease in accordance with its terms and shall not take any action to terminate, rescind or avoid this Lease, notwithstanding any bankruptcy, insolvency, reorganization, liquidation, dissolution or other proceeding affecting Landlord and/or Tenant or any action with respect to this Lease which may be taken by any trustee, receiver or liquidator or by any court.

4.   Utilities and Taxes.
     --------------------

     4.1 Utility Charges. Tenant is responsible for all past, present and future utility charges, incurred prior to or during the Term, for the Properties. Tenant shall pay, or cause to be paid, prior to delinquency, and shall hold Landlord and the

Properties free and harmless from, all charges for the furnishing of electricity, gas, water, telephone, sewage, garbage and rubbish removal to the Properties and/or for all other public and private services charges thereafter used for, by or in connection with, or otherwise charged or imposed against, the Property.

     4.2 Payment of Impositions. In addition to the rent required to be paid under this Lease, Tenant shall pay, and Tenant hereby agrees to pay or cause to be paid, prior to delinquency, all "Impositions" (as defined in Section 4.3 below) falling due or applicable to the period from the Commencement Date to the end of the Term. A true and correct copy of the official receipt for the payment, canceled check or other such reasonably acceptable proof of payment of such Impositions, shall be delivered to Landlord not later than 60 days after the date such Impositions are paid by Tenant.

     4.3 Definition of Impositions. For the purposes of this Lease, "Impositions" shall mean all taxes, special and general assessments, use and occupancy taxes, rent taxes, possessory interest taxes, excises, levies, charges, duties, impositions, license and sales and permit fees and taxes of general application, transfer taxes, charges for public utilities of any kind, payments and other charges of every kind and nature whatsoever, ordinary or extraordinary, foreseen or unforeseen, general or special, in said categories, which under the laws of the state in which a Property is situated constitute a lien against said Property, together with any interest or penalties imposed upon the late payment thereof, which, pursuant to past, present or future law, during or prior to the Term, shall have been or shall be levied, charged, assessed, imposed upon or grow or become due and payable out of or have become a lien on the Properties or any part thereof, any interest in the Properties, including the leasehold estate or any subleasehold estate, or any Improvements or personal property in or on the Properties, by any governmental authority or entity having jurisdiction, whether belonging to or chargeable against Landlord or Tenant. Impositions shall not include corporate excise and income taxes and other taxes based on Landlord's income or which constitute a "franchise" on Landlord's income, capital stock tax or similar tax of Landlord, and any transfer taxes imposed upon the recording of any deed subsequently transferring Landlord's interest in the Properties. Tenant, upon request from Landlord, shall submit to Landlord the proper and sufficient receipts or other evidence of payment and discharge of the same. In the event any statement of Impositions to be paid is sent by the taxing authority to Landlord, Landlord will promptly forward a copy of the statement to Tenant, so that Tenant can make the payment directly to the taxing authority. Tenant will not be responsible for any interest, penalties or late charge:
(i) payable to the taxing authority if Landlord receives the statement of Impositions to be paid and fails to forward it with reasonable promptness to Tenant, or (ii) to Landlord for any Impositions to be reimbursed by Tenant if Tenant pays the amount to Landlord within twenty (20) days after receipt of an invoice therefor in reasonable detail showing the amount and nature of the Impositions paid by Landlord and including a copy of the statement received from the taxing authority that was paid by Landlord.

     4.4 Substitute Impositions. If at any time during the Term, a tax, excise or assessment is levied or assessed against any Property, or against Landlord by reason of Landlord's ownership of the Properties or the rent payable under this Lease, or with respect to the development of income by this Lease, which are a substitute in whole or in part for any Impositions specified in Sections 4.2 and 4.3, such tax, excise on rent or assessment shall, to the extent of the amount, be deemed to be an additional Imposition which is, and shall be, the obligation of Tenant to pay pursuant to this Lease.

     4.5 Payment in Installments. If any taxes, assessments or other Impositions are payable in installments, only installments coming due or accruing for periods of time, during the Term will be the responsibility of Tenant under this Lease. If either party's consent is required to cause the bonding of any assessment or to contest any Imposition, the party will not unreasonably withhold or delay its consent upon request.

     4.6  Right to Contest.

          4.6.1 Impositions. Tenant shall have the right to contest, oppose, or object to the amount or validity of any Imposition levied on or assessed against the Properties, Improvements, and/or Tenant's interest therein, or any part thereof. Written notice of the contest, opposition, or objection shall be given to Landlord within a reasonable time after such contest is filed; provided, however that if Landlord's joinder is required to pursue the contest, opposition or objection or if Tenant is seeking a reduction in assessed value with respect to any one Property that would be greater than 10% of the amount determined by the taxing authority with respect to that Property in the prior tax year, such notice shall be given within a reasonable time prior to the filing of the same. Unless Landlord's joinder is required as a jurisdictional matter or by any law, rule or regulation in order to make such action or proceeding effective (and in such event Landlord shall join solely for the purpose of allowing Tenant to proceed with its contest and Tenant shall pay the reasonable costs incurred by Landlord in connection with such joinder; provided, however, no such joinder shall preclude Landlord from supporting any valuation of any Property made for the purposes of assessing taxes thereon which valuation Tenant has elected to contest), Landlord shall not be required to join in or cooperate in any such contest, opposition or objection, nor shall Landlord be required to expend any monies in this connection, nor shall Landlord be liable for any costs or expenses incurred or awarded in the proceeding. Furthermore, no such contest, opposition, or objection shall be commenced, continued to maintained after the date on which the Imposition, assessment, or other charge being contested becomes delinquent, unless Tenant has either:

               4.6.1.1 Paid such Imposition, or other charge under protest to delinquency; or

               4.6.1.2 Obtained and maintained a stay of all proceedings for enforcement and collection of the tax, assessment, or other charge by posting such bond or other security required by law for such a stay; or

               4.6.1.3 Delivered to Landlord good and sufficient security or other reasonable assurance, as approved by Landlord, for the purposes of insuring the payment by Tenant of the Imposition, assessment, or charge together with the amount of any fines, interest, penalties, costs, and expenses that may have accrued or been imposed thereon in connection with Tenant's contest, opposition, or objection to such imposition, or other charge. Any rebate or refund of Impositions by reason of such contest shall be paid to Tenant.

Tenant further agrees to keep Landlord informed as to the status of any such contests and to provide Landlord information reasonably requested with respect thereto. Tenant shall promptly pay any and all judgments, decrees and costs (including all attorneys' fees and expenses) in connection with any such contest and shall, promptly after the final determination of such contest, fully pay and discharge the amounts of which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts the performance of which shall be ordered or decreed as a result thereof, before any action may be taken with respect to the foreclosure or other enforcement of any such judgments or decrees.

          4.6.2 Other Laws. Tenant shall have the right to contest by appropriate proceedings diligently pursued in the name of Landlord or Tenant or both, without any cost or expense whatsoever to Landlord, the validity or the application of any law, ordinance, order, rule, regulation or requirement to the Properties. If compliance with any such law, ordinance, order, rule, regulation or requirement may be legally delayed pending the prosecution of any such proceeding without the incurrence of any lien, charge or liability of any kind against the Properties or the Land or Tenant's or Landlord's interest therein and without subjecting Tenant or Landlord to any liability, civil or criminal (other than liability which can be bonded against), for failure to comply therewith, Tenant may delay compliance until the final determination of such proceeding. Otherwise, Tenant shall comply and/or bond as appropriate or required to protect Landlord's interest in the fee interest of the Land and Improvements.

     4.7 Personal Property Taxes. Tenant shall pay, before delinquency, all personal property taxes assessed against its leasehold improvements, equipment, furniture, fixtures, inventory and any of its other personal property on the Properties.

     4.8 Tax Returns and Statements. Tenant shall, as between Landlord and Tenant, have the duty of preparing, making, and filing any statement, return, report, or other instrument required or permitted by law in connection with the determination, equalization, reduction, or payment of any taxes, special or general assessments, or other charges or Impositions that are or may be levied on or assessed against the Properties, any portion of the Properties, any interest in the Properties, any Improvements or other property on the Properties.

     4.9 Tax Hold Harmless Clause. Tenant shall indemnify and hold Landlord and the Properties and any Improvements now or hereafter on the Properties, free and harmless from any liability, loss, cost or expense incurred by Landlord as a result of Tenant's failure to timely pay any Impositions or other charges as are required by this Lease to be paid by Tenant and from all interest, penalties, and other sums imposed thereon and from any sale or other proceeding to enforce collection of the Impositions or other charges.

5.   Insurance and Damage.
     ---------------------

     5.1 Liability Insurance by Tenant. Tenant shall continuously maintain at its sole cost and expense commercial general liability insurance insuring Tenant, Landlord and any Landlord's Mortgagee (as defined in Section 21.41). Such coverage shall have a combined single limit initially of either (a) $5,000,000 with respect to each Property or (b) $10,000,000 with respect to all of the Properties together, at Tenant's option to be made on the Commencement Date and thereafter from time to time upon written notice to Landlord, and thereafter such greater amount as may from time to time customarily be furnished by tenants under comparable leases for similar properties consistent with industry standards for comparable business operations and properties.

     5.2 Fire and Casualty Insurance. Tenant, at its sole cost and expense, shall keep the Improvements insured for the mutual benefit of Landlord, Tenant and Landlord's Mortgagee during the term of this Lease, against loss or damage by fire or other physical damage to the Improvements, including but not limited to fire, lightning, vandalism, malicious mischief, flood, boiler and machinery and sprinkler leakage damages and against loss or damage by other risks now or hereafter embraced by the form of "Extended Coverage" (or similar) endorsement available in the State where the applicable Property is located and customarily obtained in connection with insurance policies of the type herein described and, subject to the last sentence of this Section 5.2, against such other risks as are commonly insured by operators of similar Improvements, in an amount not less than 100% of their then full insurable value. For the purposes hereof, "full insurable value" shall mean the actual replacement costs of all Improvements on said Property. Such full insurable value shall be determined from time to time (but not less frequently than once every two years) at the request of Landlord by an appraiser, engineer, architect or contractor or qualified insurance company representative, designated by Tenant and reasonably approved by Landlord (provided, that periodic re-determinations of the full insurable value will not be required if the applicable policy(s) contains an agreed amount endorsement reasonably acceptable to Landlord), and paid for by Tenant, but Landlord's failure to request a determination or redetermination of full insurable value shall not relieve Tenant of its obligation to maintain the insurance required by the terms hereof. Tenant's additional coverages or insurance against other insurable risks hereunder shall be at a minimum that which Tenant typically maintains on retail developments owned or operated by Tenant under the insurance program then generally maintained by FMI on all its and its affiliates' properties.

     5.3 Specific Perils to be Insured. Notwithstanding anything to the contrary contained in Section 5.2 of this Lease, the fire and casualty insurance shall, whether or not included in the extended coverage endorsement mentioned in Section 5.2, insure all of the Improvements, as well as any and all additions thereof, against loss or destruction by windstorm, cyclone, flood, tornado, hail, explosion, riot, riot attending a strike, civil commotion, malicious mischief, vandalism, aircraft, fire, smoke damage, boiler and machinery damage and sprinkler leakage. Furthermore, during construction, or demolition, or reconstruction, the fire and casualty insurance shall include "all risks" builders' risk insurance, with course of construction, vandalism, and malicious mischief clauses attached insuring the Improvements and all materials and equipment delivered to the site of said Improvements for their full insurable value, except in the event Tenant demonstrates to Landlord's reasonable satisfaction that the contractor for such work carries such "all risks" builder's risk insurance. Additionally, Tenant shall procure and maintain workers' compensation insurance in such amounts as required by applicable law. If Tenant commits, permits, or causes the conduct of any activity or the bringing or operation of any equipment on or about the Property which creates an increased risk and which activity or operation can be separately insured, Tenant shall procure and maintain in force, during such activity or operation, insurance, if reasonably available, sufficient to cover the risks represented thereby.

     5.4 Insurance on Personal Property. Tenant will be responsible for continuously maintaining at its expense insurance covering its own leasehold improvements, merchandise, trade fixtures and other personal property of Tenant on the Properties including, without limitation, its FF&E. Such insurance shall be in amount adequate to cover the cost of replacement of the property required to be insured, subject to reasonable deductibles and self-insurance arrangements pursuant to Section 5.9 below and in such amounts as Tenant typically maintains on retail developments owned or operated by Tenant under the insurance program then generally maintained by FMI on all its and its affiliates' properties.

     5.5 Waiver of Subrogation. Tenant's insurance under this Lease shall contain provisions waiving (or permitting Tenant to waive and acknowledging that such waiver is binding on the insurer) the insurer's right of subrogation against the Landlord. Neither party shall be liable to the other for any loss or damage caused by water damage, sprinkler leakage, or any of the risks covered by a standard fire insurance policy with extended coverage endorsements, and there shall be no subrogated claim by one party's insurance carrier against the other party arising out of any such loss.

     5.6  Restoration of Damage.

          5.6.1 Generally. In the event of any loss or damage of any nature from any cause whatsoever (a "Casualty") to the Properties or any Improvement, or any part thereof, Tenant shall repair, restore, or replace the damaged or destroyed Property or Improvement or construct additional improvements of at least equal value to those existing prior to the damage. In no event shall Base Rent be abated. Except as otherwise set forth elsewhere in this Lease, all insurance proceeds related to the Properties shall be paid to Tenant (or, if required by Landlord's Mortgagee, to a neutral institutional depository mutually acceptable to Landlord, Tenant and Landlord's Mortgagee) and used by Tenant for purposes of such repair, restoration, replacement and improvement as provided herein. If the insurance proceeds are not sufficient to pay the full estimated cost of repair, restoration or replacement, Tenant will, nonetheless be responsible for completion of such repair, restoration or replacement.

          5.6.2 Substantial Casualty During Original Term. If a substantial fire or other substantial Casualty occurs (substantial being affecting more than 50% of the greater of a particular Property or the then Improvements located therein) during the Original Term of this Lease, such that Tenant, acting reasonably, believes it uneconomical to make any such repair, restoration or replacement Tenant may elect not to rebuild or restore the damaged Property, but instead may elect to substitute another property for the damaged Property subject to the terms and conditions of this Section
5.6.2. Tenant shall deliver written notice to Landlord as to Tenant's desire to effect a substitution within 60 days after the date of a substantial fire or other substantial Casualty. Such notice will be accompanied by a written offer to substitute another property for the damaged Property in accordance with the provisions of Section 18 below. Landlord shall accept or reject the offer to substitute within 30 days after Landlord's receipt of said written notice. Failure by Landlord to respond to the offer to substitute within said 30 day period shall conclusively be deemed an acceptance of the offer to substitute; provided, however, that all of the terms and provisions of Section 18.2 must still be satisfied prior to completion of any such substitution. In the event of the failure of any such condition to substitution set forth in Section 18.2 after Landlord's acceptance or deemed acceptance of the offer to substitute pursuant to this Section 5.6.2, the provisions of Section 18.3 shall apply. In the event Landlord rejects the offer to substitute within said 30 day period, such rejection will also constitute the election by Landlord to cancel this Lease as it pertains to the damaged Property and this Lease will then terminate as it applies to such damaged Property on the date 60 days after Tenant receives Landlord's rejection. Base Rent will then be proportionately adjusted and reduced effective on such termination date based upon the "Property Percentage" of the damaged Property set forth in Exhibit "D" attached hereto. Additionally, Landlord shall then be entitled to receive, in addition to any self-insured payment amount to be made by Tenant hereunder, if any, the insurance proceeds relative to the damaged Property. If the parties effect such a substitution, then effective at the closing of the substitution, Tenant shall receive, and Landlord does hereby assign its interest in, the insurance proceeds relative to the damaged Property. The Base Rent hereunder will not be abated whatsoever during the election periods referred to above or during the substitution process, if applicable. Additional requirements and conditions for a substitute property and the procedures for such a substitution are detailed in Section 18 of this Lease.

          5.6.3 Substantial Casualty During Option Terms. If a substantial fire or other substantial Casualty occurs during an Option Term, Tenant may, in addition to its election to offer to substitute for the damaged Property as set forth in Section 5.6.2 above and provided Tenant pays to Landlord the amount of any self-insured amount maintained by Tenant on the damaged Property, elect to cancel this Lease upon 60 days prior written notice to the Landlord. Such election to cancel must be made by Tenant within 60 days of the substantial fire or other substantial Casualty. If such election is timely made, this Lease will then terminate as it applies to such damaged Property on the date 60 days after Landlord receives Tenant's notice. Base Rent will then be proportionately adjusted and reduced effective on such termination date based upon the Base Rent then being paid by Tenant for such Property as determined by Section 1.3 above. In such an event, Landlord shall be entitled, in addition to any self-insured payment amount to be made by Tenant, if any, to the insurance proceeds relative to the damaged Property. If, however, Tenant elects to rebuild, repair and/or restore the damaged Property after a substantial fire or other substantial Casualty occurring during an Option Term and the insurance proceeds exceed the cost of such restoration, such excess proceeds shall be shared equally between Landlord and Tenant and the Base Rent under this Lease shall remain unaffected.

          5.6.4 Substantial Casualty During Last Two Years of Original Term. Notwithstanding anything to the contrary contained in Section 5.6.2 above, in the event a substantial fire or other substantial Casualty occurs during the last 730 days of the Original Term and Tenant did not timely exercise its option to extend the Original Term as set forth in Section 1.3 above, then in such event Tenant shall either:

          5.6.4.1 Offer to substitute another property for the damaged Property for the remaining portion of the Original Term (also referred to below as a "Temporary Substitution"), subject to the terms and conditions stated herein below. Tenant will promptly (but no later than 60 days after the date of a substantial fire or other substantial casualty) notify Landlord in writing as to Tenant's desire to effect a Temporary Substitution. Such notice will be accompanied by a written offer to substitute another property for the damaged Property for the remaining portion of the Original Term in accordance with the terms and conditions set forth in Section 18 below. Landlord shall accept or reject the offer to substitute within 30 days after Landlord's receipt of said written notice. Failure by Landlord to respond to the offer to substitute within such 30 day period shall conclusively be deemed an acceptance of the offer to substitute; provided, however, that all of the terms and provisions of
Section 18.2 must still be satisfied prior to completion of any such substitution. In the event of the failure of any such condition to substitution set forth in
Section 18.2 after Landlord's acceptance or deemed acceptance of the offer to substitute pursuant to this Section 5.6.4.1, the provisions of Section
18.3 shall apply. In the event Landlord rejects the offer to substitute within said 30 day period, such rejection will also constitute the election by Landlord to cancel this Lease as it pertains to the damaged Property and this Lease will then terminate as it applies to such damaged Property on the date 60 days after Tenant receives Landlord's rejection. Base Rent will then be proportionately adjusted and reduced effective on such termination date based upon the "Property Percentage" of the damaged Property set forth in Exhibit "D" attached hereto. Additionally, Landlord shall be entitled to the insurance proceeds relative to the damaged Property plus the self-insured amount maintained by Tenant on the damaged Property. In the event of such Temporary Substitution, the "Substitute Property" (as defined in Section 18.1) will be substituted for the damaged Property (also referred to as the "Replaced Property") until the end of the Original Term, with no abatement or adjustment of Base Rent, at which time the Replaced Property will be substituted back for the Substitute Property, and Landlord shall be entitled to all insurance proceeds relative to the damaged Property plus the self-insured amount maintained by Tenant on the damaged Property ; or

          5.6.4.2 Terminate this Lease as to the damaged Property upon 30 days prior written notice to Landlord accompanied by a payment to Landlord of a lease cancellation fee, payable on the effective date of cancellation of this Lease as to the damaged Property, equal to the lesser of: (i) the Base Rent payable for such damaged Property (determined by using the "Property Percentages" set forth on Exhibit "D") for the remainder of the Original Term, as of the effective date for cancellation of this Lease as to the damaged Property, without discount for prepayment; or (ii) the difference, if any, between the insurance proceeds (including, for this purpose, the self-insured payment amount to be paid by Tenant) and the then remaining balance of Landlord's first Mortgage Financing on the damaged Property plus accrued interest thereon, if any, for the period commencing on the last day for which Base Rent has then been paid by Tenant through the end of the Original Term, plus any prepayment premium charged to Landlord under said mortgage in connection therewith. If such first Mortgage Financing covers more than the damaged Property, the aggregate amount of the first Mortgage Financing will be allocated between the Properties in accordance with the "Property Percentages" set forth on Exhibit "D," for purposes of computing such balance for purposes of this paragraph. Base Rent will then be proportionately adjusted and reduced effective on such termination date based upon the "Property Percentage" of the damaged Property set forth in Exhibit "D" attached hereto.

     5.7 Policy Form, Content, Insurer. All casualty and liability insurance required by express provisions of this Lease shall name Tenant, Landlord and Landlord's Mortgagee as additional insureds or loss payees, as their interests may appear, as to the Properties, and shall be carried only by companies having a rating of not less than A- from Best's and all such companies shall be authorized to do insurance business in the state in which the applicable Property is located. All such policies shall be nonassessable and shall contain language, to the extent obtainable, to the effect that (1) any loss shall be payable notwithstanding any act or negligence of Landlord that might otherwise result in a forfeiture of the insurance, (2) the insurer waives the right of subrogation against Landlord and against Landlord's agents and representatives, (3) the policies are primary and noncontributing with any insurance that may be carried by Landlord, and (4) they cannot be canceled or materially changed except after 30 days' notice by the insurer to Landlord and Landlord's Mortgagee. At the expiration of the Term of this Lease, in the event Tenant is able to assign to Landlord its right, title and interest in insurance required to be maintained hereunder, and Landlord requests such assignment, Landlord shall reimburse Tenant pro rata for all prepaid premiums on such insurance. Tenant may effect for its own account any insurance not required under the Lease.

     5.8 Blanket Policies. Any policies of insurance required of Tenant hereunder may be part of blanket coverage relating to various properties operated by Tenant. Tenant may partially self-insure to an extent which is reasonable in relation to its financial worth and as set forth in Section
5.9. Tenant will deliver to Landlord certificates of such insurance coverage prior to or concurrent with Tenant's obtaining possession of the Properties and thereafter, as to policy renewals, Tenant will deliver to Landlord certificates of coverage or other confirmation of arrangements for coverage within 10 days prior to the expiration of the term of each such policy. Each certificate and policy of insurance shall evidence insurance coverage as required by this Lease.

     5.9 Self-Insurance Arrangements. Tenant's current insurance policies, deductibles and self-insurance arrangements as set forth in Exhibit "C" are approved by Landlord. Tenant shall have the right to self-insure any of the insurance coverages required by this Lease provided that Tenant will at all times maintain a net worth of not less than $200,000,000 and that such self-insurance will not exceed five percent of Tenant's net worth as evidenced by Tenant's then most recent annual report or certificate provided to Landlord below. Tenant will, within 90 days after each fiscal year-end during the term of this Lease, send a copy of Tenant's annual report, (if Tenant is publicly held) or a certificate (if Tenant is not publicly held) signed by its chief financial officer that Tenant's net worth is at least $200,000,000, or specifying what such net worth is if less than such amount (to the extent Tenant is maintaining "SIRs" (as defined below) higher than $500,000), and certifying that the requirements of this Section 5.9 are satisfied for purposes of notifying Landlord as to the net worth of Tenant, to the extent Tenant is then maintaining deductibles and/or self insured retention levels (collectively, for this purpose, referred to below as "SIRs") in excess of $500,000. Notwithstanding the foregoing, Tenant's right to self-insure as provided herein shall be conditioned upon the same not violating any Legal Requirements affecting the Properties and/or Tenant and its business.

     5.10 Tenant's Responsibility for Self-Insured Amount. With respect to any claim, loss or liability that would have been covered by the insurance policies required to be maintained by Tenant but which are within the self-insured retention or deductible amount (the "Self-insured Amount"), Tenant will be responsible for payment of the Self-insured Amount on or for such claim, loss or liability on the same basis as the insurance carrier would have been if there had been no self-insured arrangements or deductibles on the insurance policies, but this sentence will not otherwise limit or affect Tenant's indemnity obligations or other obligations under this Lease. The provisions of this Section 5.10 shall survive the expiration or earlier termination of this Lease.

     5.11 Business Interruption Insurance. Tenant shall also maintain at its sole cost and expense, business interruption insurance, in an amount not less than 50% of the then annual Base Rent.

     5.12 Failure to Maintain Insurance. If Tenant fails or refuses to procure or to maintain insurance as required by this Lease or fails or refuses to furnish Landlord with required proof that the insurance has been procured and is in force and paid for, Landlord shall have the right, at Landlord's election and upon reasonable prior notice (unless the time required to give notice would result in the Properties or any portion thereof being uninsured, in which event Landlord shall give Tenant written notice of having obtained such insurance within 3 business days thereafter) to procure and maintain such insurance. The premiums paid by Landlord shall be treated as additional rent due from Tenant with interest at the Late Payment Rate, to be paid on the first day of the quarter following the date on which the premiums were paid. Landlord shall give Tenant prompt written notice of the payment of such premiums, stating the amounts paid and the names of the insurer or insurers, and interest shall run from the date of the notice.

     5.13 No Abatement. Notwithstanding anything to the contrary contained herein, no destruction of or damage to the Properties or the Improvements or any part thereof by fire or any other Casualty, irrespective of whether such destruction or damage may occur before, on or after the Commencement Date, shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay the Base Rent and the Impositions and other charges payable under this Lease, and Tenant waives any rights now or hereafter conferred upon it by statute or otherwise to quit or surrender this Lease of the Properties or any part thereof, or to any suspension, diminution, abatement or reduction of Base Rent on account of such destruction or damage.

     5.14 Tenant's Net Worth. Notwithstanding anything to the contrary contained in this Lease, including without limitation, reference to the net worth of Tenant, all such net worth requirements may be satisfied by the consolidated net worth of FMI provided FMI maintains the self-insurance programs set forth herein (and/or as initially described on Exhibit "C") on all of the Properties. FMI hereby agrees to be responsible to Landlord with respect to any loss or liability covered by such self-insurance programs in the event of any injury, damage or loss.

     5.15 Insurance Requirements of S&P. Notwithstanding anything to the contrary contained in this Lease, at all times during which S&P shall be maintaining a rating on the Senior Notes (as defined in Exhibit "D") (i) all insurance required to be maintained by Tenant pursuant to this Lease shall be maintained by insurers having a claims-paying ability rating by S&P of not less than one rating category below the highest rating outstanding on the Senior Notes, but in no event below BBB, (ii) Tenant shall maintain in addition to the insurance required pursuant to this Lease a comprehensive liability insurance policy covering all of the Properties for an amount not less than $25,000,000 on an occurrence basis, (iii) the property insurance required to be maintained under Sections 5.2 and 5.3 shall also include (x) coverage that is at least equivalent to the "all risks" form, including coverage for flood and earthquake losses, with valuation of the Properties at their replacement cost, including costs associated with "civil or ordinance of law" requirements, and (y) comprehensive boiler and machinery coverage on all mechanical equipment that would cause a disruption in Tenant's revenue if rendered nonoperational, which coverage shall cover both direct losses and consequential losses that could materially jeopardize Tenant's revenues, and (iv) Tenant's right to self-insure under this Lease shall be subject to the further condition that Tenant's unsecured long-term debt be rated by S&P not less than A-.

6.   Use of Property.
     ----------------

     6.1  Use. Tenant may use the Properties for any lawful purposes.

     6.2 No Use in Violation of Law. Tenant will not use or allow the Properties or any part thereof to be used or occupied for any unlawful purpose or in violation of any certificate of occupancy or certificate of compliance covering or affecting the Properties, the Improvements, or any part thereof, and Tenant will not suffer or allow any dangerous condition to exist on the Properties or any part thereof unless appropriately and commercially reasonably safeguarded.

     6.3 No Nuisance. Tenant shall not conduct or permit any activities on or about the Properties that create a public or private nuisance.

     6.4 Compliance with Laws. In connection with its occupancy, use, operation, management and maintenance of the Properties, and the conduct of its business thereon, Tenant, at its expense, shall at all times during the Term comply with all "Legal Requirements." The term "Legal Requirements," as used in this Lease, means all laws, statutes, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of and agreements with all federal, state, and local government agencies and officials, and all private covenants, conditions and restrictions, whether foreseen or unforeseen, which now or at any time hereafter are applicable to all or any part of the Properties (and any improvements thereon), to the use or condition of all or any part of the Properties (and the Improvements located thereon), and to the Tenant and the conduct of Tenant's business thereon, and shall include, but not be limited to, any such Legal Requirements applicable to the generation, storage, use, disposal, transportation or sale of any Hazardous Materials (as defined in Section 19.1 below) or products containing Hazardous Materials, the presence, release or threatened release of any Hazardous Materials in, on, around, or under the Properties (including the soil and groundwater thereunder).

     6.5 Avoidance of Hazards; Vermin. Tenant will not allow the Properties or any Improvements or any part thereof at any time to fall into such a state of disrepair or disorder as to cause cancellation of required insurance coverage, and will reasonably keep them free from vermin.

     6.6 No Impairment of Reversionary Rights. Tenant shall take all commercially reasonable efforts to prevent the Properties, or any portion thereof, from being used by the public, as such, in a manner which would permit a claim or claims (i) of adverse usage or adverse possession by the public, as such, or (ii) of implied dedication of the Properties or any portion thereof to the public, as such.

7.   Maintenance and Alterations.
     ----------------------------

     7.1 Repairs and Maintenance. Tenant shall keep the Properties, including entryways and canopies, at all times in a neat, clean, safe, and sanitary condition, keep the glass of all windows and doors clean and presentable, and keep and maintain the Properties in a good state of repair. Tenant will maintain and repair the walls, roof and other structural components and building systems and all painting, electrical, plumbing and other utility systems, doors, glass and its personal property. Tenant shall maintain the outside doors and their closure apparatus and mechanisms, replace all cracked or broken glass, and protect the sprinkler system and all pipes and drains so that they will not freeze or become clogged. Tenant shall also maintain, operate and repair the utility systems within the Properties, including the cost of connection to the utility distribution systems. Tenant shall use commercially reasonable efforts to remove all snow and ice from the roof of the Buildings and other Improvements and will keep entrances to the Buildings free from snow and ice. All of Tenant's obligations hereunder shall be performed in such manner so as to maintain the Properties as first class projects.

     7.2 Alterations. Tenant agrees that Landlord shall be under no obligation to rebuild, replace, maintain or make any repairs to the Properties or to any Improvements thereon or any portion thereof during the Term. Landlord agrees that Tenant may make, or permit to be made, subject to the provisions of this Section 7 such alterations and improvements to the Properties as Tenant may deem desirable for the use thereof and may, at Tenant's option and without cost to Landlord, at any time and from time to time during the Term, do any one or more of the following:

          7.2.1 Alter or remodel any Buildings or Improvements on the Properties, provided the fair market value of any Buildings or Improvements or

Property so altered or remodeled is not made less than the fair market value immediately prior to such alteration or remodel, and/or

          7.2.2 Construct an addition, or additions, to any Building or Improvements located on the Properties, provided the fair market value of the Property as so altered is immediately thereafter not less than the fair market value immediately prior to such alteration, and/or

          7.2.3 Raze any Building or Improvements situated on the Properties and construct new building or improvements on the Properties, provided the fair market value of the affected Property immediately thereafter is not less than the fair market value immediately prior thereto.

Any such alteration, remodel, addition or razing and construction will be in the ordinary course of Tenant's business and consistent with the continued operation of the affected Property as a retail development. If the cost of doing the any work permitted under this Section 7.2 would exceed $1,000,000 with respect to any one Property then the work is further conditioned upon Tenant's reasonably satisfying Landlord that there will be no material adverse effect on the fair market value of the affected Property at the expiration or earlier termination of this Lease as a result of the performance and completion of such work.

     7.3 Conditions to Making Alterations. Notwithstanding anything to the contrary contained in this Section 7 or elsewhere in this Lease, prior to and as a condition precedent to commencement of any construction work on any alteration, modification, replacement on any Property set forth in
Section 7.2 above, or any repair, if such alteration, modification, replacement or repair involves construction work costing in excess of $1,000,000, (i) Tenant shall give at least 15 days prior written notice thereof to Landlord, (ii) Tenant shall deliver to Landlord a performance bond and lien and completion bond, in an amount equal to 150% of the cost thereof, issued by a reputable bonding company authorized to do business in the state where the Property is located, or so long as Tenant's net worth exceeds $200,000,000 an affidavit and indemnity, in form prepared by Tenant and reasonably acceptable to Landlord, that Tenant will cause the work to be completed in a good and workmanlike manner and in a lien-free condition (in which event Tenant will be the surety to Landlord, on the same basis as if the work were covered by such bonds), (iii) Landlord shall at all times have the right to post and maintain on the affected Property and to record as required by law any notice or notices of nonresponsibility, (iv) all work shall be done in strict compliance with all Legal Requirements affecting said Property, (v) Tenant shall maintain (or cause its contractors and subcontractors to maintain), and shall provide evidence to Landlord of, such worker's compensation insurance or worker's compensation coverage in compliance with the laws of the State in which the respective property is located, covering all persons who may have claims which could arise from construction or equipping on or of said Property, such insurance to otherwise comply with the requirements for other insurance policies herein required of Tenant and (vi) Tenant shall assume the entire responsibility and liability for any and all damages or injury of any kind or nature whatever to all persons, whether employees or otherwise, and to all property, arising from the conduct of any such work on said Property or any adjacent property or on nearby public streets and Tenant shall indemnify and hold Landlord, and its agents, servants and employees harmless from and against any and all loss, costs, and expenses, including reasonable attorneys fees, damages, or injury, incurred or suffered by Landlord and arising from or occurring in connection with any such work.

     7.4 Requirements of Governmental Agencies. At all times during the term of the Lease, Tenant, at Tenant's own cost and expense, and without any reduction or abatement of rent whatsoever, shall:

          (a) Make all alterations, additions, or repairs to the Properties, the Improvements and/or any portion thereof required by the terms of any Legal Requirements;

          (b) Observe and comply with all applicable Legal Requirements;
     and

          (c) Indemnify and hold Landlord and the Properties free and harmless from any and all liability, costs, damages, fines, penalties, claims, and actions resulting from Tenant's failure to comply with and perform the requirements of this Section 7.4.

Nothing in this Section 7.4 shall limit Tenant's rights set forth herein to contest the applicability or application of any such Legal Requirements by appropriate action, subject to the indemnification and other provisions set forth herein.

     7.5 No Duties on Landlord. Landlord shall not be required to furnish any services or facilities whatsoever nor to make any repairs or alterations in or to the Properties or the Improvements or any portion thereof. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance, development and management of the Properties and the Improvements throughout the entire Term of this Lease. Tenant accepts the Properties in their condition existing as of the date of this Lease and acknowledges that Landlord has not made any representation or warranty as to the present suitability or future suitability of the Land for the proposed development of any Improvements or for the conduct of Tenant's business on the Properties. At the expiration or termination of this Lease, Tenant shall leave the Properties in the condition described in Section 15.1 of this Lease and Tenant shall not be required to restore the Properties to the condition in which the Properties are in as of the commencement of the Term hereof, it being agreed that Landlord shall accept the Properties with such alterations, remodeling, additions, or new construction as may have been made pursuant to the terms of this Lease. All alterations and improvements shall be made in a good and workmanlike manner and in compliance with applicable Legal Requirements.

     7.6 Ownership of New Improvements During Term. All Improvements at any time newly constructed on the Properties by Tenant after the Commencement Date shall be owned by Tenant until expiration of the Term hereof or sooner termination of the Lease as herein provided, at which time, full right, title and interest in such Improvements shall fully vest with Landlord. In connection therewith, Tenant hereby agrees that, to the extent permitted by applicable law, Landlord has a present grant of such residual interest in any such Improvements. To the extent necessary, Tenant agrees to deliver to Landlord all conveying and other documents necessary to convey to Landlord at the expiration of the Term hereof or earlier termination of the Lease as herein provided, all of Tenant's right, title and interest in such Improvements. To effectuate the foregoing, upon the Commencement Date, Tenant agrees to deliver to an escrowee reasonably acceptable to Landlord and Landlord's Mortgagee a bill of sale and/or deed covering any and all such Improvements that may be constructed by Tenant during the Term hereof such that said bill of sale and/or deed shall be automatically delivered to Landlord upon expiration of the Term hereof or sooner termination of the Lease, without any further action on part of the Tenant. Notwithstanding the foregoing, Tenant further acknowledges and agrees to execute upon expiration of the Term hereof or sooner termination of the Lease, any such additional documents as may be required to transfer such interest in the new Improvements to Landlord. Tenant or any successor to its rights shall not remove any Improvements from the Properties nor waste, destroy or modify any Improvements except as expressly permitted by this Lease. Tenant acknowledges and agrees that the provisions of this Section 7.6 shall not apply in connection with any new Improvements made to the Properties pursuant to Sections 5.6.1, 7.2.3 or 10.2.4.2 herein. Any new Improvements made by Tenant pursuant to Sections 5.6.1, 7.2.3 or 10.2.4.2 herein shall at all times be deemed owned by Landlord, it being the express intent of Landlord and Tenant that Tenant's ownership rights under this Section 7.6 shall be limited to Improvements that constitute additions to, or expansions of (but not replacements of) existing Improvements.

     7.7 Ownership at Termination. All Improvements on the Properties at the expiration of the Term or sooner termination of this Lease, shall, without compensation to Tenant, then become Landlord's property free and clear of all claims to or against them by Tenant or any third person, and Tenant shall defend and indemnify Landlord against all liability and loss arising from any such third party claims.

8.   Signs.
     ------

     During the Term, Tenant may, at its sole cost and expense, erect appropriate signs on any portion of the Properties. All signs shall be in conformance with all applicable Legal Requirements in effect. Tenant shall remove all of Tenant's signs (excluding any pylon signs, monument signs and sign cans, but including all of Tenant's identification signage thereon) at the expiration or earlier termination of this Lease, and Tenant shall restore any damage to the Properties in connection with such removal. Tenant acknowledges that it has full responsibility for the maintenance of such signs and agrees to keep them in good condition and repair.

9.   Liens, Indemnification and Liability.
     -------------------------------------

     9.1 No Liens Permitted On Reversion. Tenant will not create or permit to be created by its acts or omissions or the acts or omissions of its subtenants, contractors or subcontractors or to remain, and will discharge, any lien, encumbrance or charge which might be or become a lien, charge, or encumbrance on the reversionary interest of Landlord under this Lease or Landlord's fee ownership of the Land and Improvements and will also discharge any lien levied on account of any Imposition or any mechanic's, laborer's or materialman's lien, environmental lien, mortgage, conditional sale, title retention agreement, security agreement or otherwise which might be or become a lien, encumbrance or charge upon the reversionary interest of Landlord under this Lease or Landlord's fee ownership of the Land and Improvements or any part thereof; provided, however, nothing herein shall require payment by Tenant of any lien or encumbrance on the Properties created by Landlord's own affirmative acts or omissions or which is imposed upon Landlord by reason of Landlord's ownership of the fee estate (other than the Impositions) regardless of the tenancy of Tenant and not caused by the acts or omissions of Tenant. Tenant further agrees that Tenant will not, except as in this Lease provided, suffer or create any other matter or thing whereby the reversionary estate, rights and interest of Landlord in the Properties or any part thereof might be impaired; and any Imposition shall, after the same becomes a lien on the Properties, be paid (or contested) by Tenant in accordance with Section 4.6 hereof, and any mechanics, laborer's or materialman's lien incurred by Tenant shall be discharged (or contested) in accordance with Section 9.2 below.

     9.2 Mechanics Liens. If any mechanic's, laborer's or materialman's lien shall at any time be recorded against the Properties or any part thereof, Tenant, within 30 days after notice to it of such lien or claim of lien, or within ten days after commencement of foreclosure action thereon, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise; provided, that if Tenant (or Guarantor) has a net worth in excess of $200,000,000, then Tenant will have the right to contest the lien claim in good faith by appropriate action without causing it to be discharged of record, unless and until the lien claimant commences enforcement action (in which event Tenant will cause it to be discharged of record as a lien against the realty within twenty (20) days after Tenant is notified of commencement of the enforcement action), so long as Tenant delivers to Landlord an indemnity agreement specifically covering the lien claim being contested, in form prepared by Tenant and reasonably acceptable to Landlord, that Tenant will unconditionally indemnify Landlord with respect to the lien claim and will cause it to be discharged of record as a lien against the realty within the 20-day period referenced above. If Tenant shall fail to cause such lien to be discharged as herein provided within the period aforesaid, then, in addition to any other right or remedy which Landlord may have under this Lease or otherwise, Landlord may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Landlord shall be entitled, if Landlord so elects, to defend the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of any judgment in favor of the lienor with interest, costs and allowances included in such judgment, and recover such sums plus interest from Tenant as additional rent hereunder.

     9.3 Indemnification of Landlord. In addition to all other indemnification provisions herein contained, Tenant shall indemnify Landlord (and Landlord's shareholders, officers, directors, employees and members) from any loss, liability, claim of liability or expense (including reasonable attorneys' fees and litigation expenses) arising out of or related to any violation of law by Tenant with respect to the Properties or any wilful misconduct, negligent action or inaction of Tenant, and its agents, independent contractors, employees, customers, suppliers or invitees, any condition of the Properties, or any goods sold from the Properties (including product liability and other claims).

     9.4 Tenant's Indemnity Agreement. Notwithstanding Section 9.3 above, Tenant shall indemnify and hold Landlord, Landlord's Mortgagee and Landlord's reversionary interest under this Lease and the Land and Improvements free and harmless from and against any and all liability, claims, loss, damages, penalties, fines, causes of action and expenses resulting from Tenant's occupation and use of the Properties which may arise or accrue during the term of this Lease, specifically including, without limitation, any liability, claim, loss, damage, penalties, fines, causes of action and expense incurred or suffered by Landlord and arising by reason of:

          9.4.1 The death or injury of any person, including any person who is an employee or agent of Tenant, or by reason of the damage to or destruction of any property, including property owned by Tenant or by any person who is an employee or agent of Tenant, from any cause whatsoever (other than any act or omission of Landlord, its employees, agents or contractors) while such person or property is in or on any Property or any of the Improvements; and

          9.4.2 Tenant's failure to perform any provision of this Lease or, subject to any rights to contest provided Tenant herein, to comply with any requirement of law or any requirement imposed on Tenant in connection with the Improvements thereon, or the Properties, by any duly authorized governmental agency or political subdivision.

          9.4.3 THE LANDLORD AND TENANT SPECIFICALLY AGREE THAT THE PROVISIONS OF THIS SECTION 9.4 ALSO APPLY TO ANY CLAIM OF INJURY OR DAMAGE TO THE PERSONS OR PROPERTY OF THE TENANT'S EMPLOYEES, AND TENANT
ACKNOWLEDGES AND AGREES THAT AS TO SUCH CLAIMS, TENANT DOES HEREBY WAIVE ANY RIGHT OF IMMUNITY WHICH TENANT MAY HAVE

UNDER INDUSTRIAL INSURANCE (TITLE 51 RCW AS AMENDED AND UNDER ANY SUBSTITUTE OR REPLACEMENT STATUTE). THIS WAIVER AND AGREEMENT WAS SPECIFICALLY NEGOTIATED BY LANDLORD AND TENANT AND IS SOLELY FOR THE BENEFIT OF LANDLORD AND TENANT AND THEIR SUCCESSORS AND ASSIGNS AND IS NOT INTENDED AS A WAIVER OF, OR OTHERWISE DIMINISH IN ANY MANNER, TENANT'S RIGHTS OF IMMUNITY UNDER SAID INDUSTRIAL INSURANCE FOR ANY OTHER PURPOSE.


              ---------------               ---------------
              Landlord                      Tenant

              Date:                         Date:
                   ----------                     ---------

     9.5 Disclaimer of Landlord's Responsibilities. Landlord shall not under any circumstances be liable to pay for any work, labor or services rendered or materials furnished to or for the account of Tenant, and no mechanic's or other lien for such work, labor or services or material furnished shall, under any circumstances, attach to or affect the Properties or any alterations, repairs, or improvements to be erected or made thereon. Nothing contained in this Lease shall be deemed or construed in any way as constituting the request or consent of Landlord, either express or implied, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of any Improvement or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Properties.

10.  Condemnation.
     -------------

     10.1 Definitions.

          10.1.1 Taking. "Taking" means the taking or damaging, including severance damage, by eminent domain or by inverse condemnation or for any public or quasi-public use under any statute by any governmental agency or body. Taking includes not only a taking of the fee estate but also the leasehold estate of Tenant under this Lease and/or access to a Property. The transfer of title, if any, may be a transfer resulting from the recording of a final order in condemnation or a voluntary transfer or conveyance to the condemning agency or entity under threat of condemnation, in avoidance of an exercise of eminent domain, or while condemnation proceedings are pending. The Taking shall be considered to take place as of the later of (i) the date actual physical possession is taken by the condemnor or (ii) the date on which the right to compensation and damages accrues under the law applicable to the Property or by agreement.

          10.1.2 Limited Taking. "Limited Taking" means any Taking of the temporary use of all or any part or parts of a Property or Improvements thereon or both for a period, or of any estate less than a fee, ending on or before the expiration date of the Term of the Lease.

          10.1.3 Partial Taking. "Partial Taking" means any Taking of the fee title to a Property and/or Improvements thereon that is not either a Total Taking or a Substantial Taking (as defined below).

          10.1.4 Substantial Taking. "Substantial Taking" means the Taking of so much of fee title or leasehold estate with respect to a Property or Improvements thereon or both and/or access of the Property so that the portion not so taken cannot be, as reasonably determined by Tenant in good faith, repaired or reconstructed for continued use in Tenant's retailing operations, taking into consideration the amount of the Award available for repair or reconstruction and performance of all covenants required of Tenant by law and under this Lease.

          10.1.5 Total Taking. "Total Taking" means the Taking of the fee title to all of a Property and the Improvements thereon, which, for the purpose of allocating any Award between Landlord and Tenant, shall be considered to include any offsite improvements installed by Tenant to serve said Property or the Improvements on said Property.

          10.1.6 Notice of Intended Taking. "Notice of Intended Taking" means any notice or notification on which a reasonably prudent person would rely and which such person would interpret as expressing an existing intention of Taking as distinguished from a mere preliminary inquiry or proposal. It includes, but is not limited to, the service of a condemnation summons and complaint on a party to the Lease. A Notice of Intended Taking is considered to have been received when a party to the Lease receives from the condemning agency or entity a notice of intent to take, in writing, containing a description or map of the Taking reasonably defining the extent of the Taking.

          10.1.7 Award. "Award" means all compensation, sums or anything of value awarded, paid or received for a Taking whether pursuant to judgement or by agreement or otherwise.

     10.2 Condemnation.

     The following provisions apply to any Taking of or damage to all or any part of a Property or Improvements thereon, or any interest in them by eminent domain or inverse condemnation.

          10.2.1 Notice to Other Party. The party receiving any (a) Notice of Intended Taking, (b) service of any legal process relating to a Taking of a Property or Improvements thereon, (c) notice in connection with any proceedings or negotiations with respect to such a Taking, or (d) notice of intent or willingness to make or negotiate a private purchase, sale, or transfer in lieu of condemnation shall promptly give the other party notice of the receipt, contents, and date of the notice received.

          10.2.2 Representative of Each Party; Effectuation. Landlord, Tenant, and all persons and entities holding under Landlord or Tenant shall each have the right to represent his or its respective interest in each proceeding or negotiation with respect to a Taking or Notice of Intended Taking and to make full proof of his or its claims. No agreement, settlement, sale or transfer to or with the Condemnor shall be made without the consent of Landlord and Tenant and, if the Taking would involve more than $1,000,000, Landlord's Mortgagee. Landlord and Tenant each agree to execute and deliver to the other any instruments that may be required to effectuate or facilitate the provisions of this Lease relating to condemnation.

          10.2.3 Total or Substantial Taking.

               10.2.3.1 Effect on Rent and Term.

               (a) Total Taking. On a Total Taking, this Lease shall not terminate and expire on the date of such Total Taking and Tenant's obligation to pay rent shall not terminate on the date of such Total Taking but Tenant shall immediately substitute another property for the Property so taken pursuant to the provisions of Section 18 hereof. Base Rent shall in no event be abated or delayed by reason of such Total Taking.

               (b) Substantial Taking. If Tenant believes the Taking is a Substantial Taking, as defined herein, Tenant may, by notice to Landlord given promptly after Tenant receives Notice of Intended Taking, elect to treat the Taking as a Total Taking. If Tenant does not so notify Landlord, the Taking shall be deemed a Partial Taking. If Tenant gives such notice and Landlord gives Tenant notice disputing Tenant's contention within 30 days following Tenant's notice, the dispute shall be promptly determined by arbitration and the rules then prevailing of the American Arbitration Association. If Landlord gives no such Notice, or if Substantial Taking is determined by arbitration, the Taking shall be treated as a Total Taking.

               (c) Other Total or Substantial Taking. During the last 730 days of the Original Term and provided Tenant has not exercised its option to extend the Term pursuant to Section 1.3 above, Tenant will not be required to substitute another Property in the event of a Total Taking or Substantial Taking but Landlord shall have the option of either (i) terminating this Lease as to the Property affected by the Total Taking or Substantial Taking or (ii) requiring Tenant to purchase the Property so affected for the Repurchase Price set forth in Exhibit "D" whereupon Landlord shall first be entitled to receive such portion of the Award or Awards as shall represent the sale price. The balance of the Award or Awards (including compensation for any Improvements not so taken) shall be shared equally by Landlord and Tenant. In the event Landlord terminates this Lease, Landlord shall be entitled to receive all of the Award or Awards in connection therewith.

               (d) Total or Substantial Taking During Option Terms. In the event of any Total or Substantial Taking During any Option Term, Tenant will not be required to substitute another Property in the event of a Total Taking or Substantial Taking but Landlord shall have the option of either (i) terminating this Lease as to the Property affected by the Total Taking or Substantial Taking or (ii) requiring Tenant to purchase the Property so affected for the Repurchase Price set forth in Exhibit "D" whereupon Landlord shall first be entitled to receive such portion of the Award or Awards as shall represent said purchase price. The balance of the Award or Awards (including compensation for any Improvements not so taken) shall be shared equally by Landlord and Tenant. In the event Landlord terminates this Lease, Landlord shall be entitled to receive all of the Award or Awards in connection therewith.

               10.2.3.2 Apportionment, Distribution of Award for Total Taking or Substantial Taking. In the event of a Total Taking or Substantial Taking, and a substitution of a Replacement Property herein, Tenant shall first be entitled to receive such portion of the Award or Awards as shall equal the Repurchase Price for said Property set forth in Exhibit "D" or with respect to any Replacement Property so taken, Tenant's original cost thereof as certified to Landlord at the time of the original substitution of said Replacement Property. The balance of the Award or Awards (including compensation for any Improvements not so taken) shall be shared equally by Landlord and Tenant.

          10.2.4 Partial Taking.

               10.2.4.1 Effect on Rent, Term. On a Partial Taking of any Property, this Lease shall remain in full force and effect, covering the remaining Property. Base Rent shall not be reduced in any manner and the entire Award or Awards therefore shall be paid and belong to Tenant; provided, however, if the Award or Awards exceed $1,000,000 and if so required by Landlord's Mortgagee, such awards shall be paid to a neutral institutional depository mutually acceptable to Landlord, Tenant and Landlord's Mortgagee and shall be used by Tenant as set forth in Section
10.2.4.2 below.

               10.2.4.2 Restoration of Improvements. Promptly after a Partial Taking, Tenant shall repair, alter, modify, or reconstruct the Improvements to complete structural unit or units which can be operated on an economically feasible basis. Tenant shall use any Award, proceeds of insurance policy or its own funds, as necessary to so restore the affected Property.

               10.2.4.3 During Option Terms. Tenant is relieved of the duty to, but may at its sole option, repair, alter, modify, or reconstruct the Improvements if a Partial Taking occurs during any Option Term whereupon this Lease shall terminate and Tenant shall pay to Landlord an amount equal to the Base Rent which would otherwise have been payable up to the effective date of such earlier termination. On a Partial Taking, Tenant shall be entitled to receive that portion of the Award or Awards in an amount equal to the cost of repairing, altering, modifying and reconstructing the Improvements. Any funds remaining will be divided equally between Landlord and Tenant.

          10.2.5 Limited Taking.

               10.2.5.1 Taking for Temporary Use. When the Taking constitutes a Taking for a temporary use or occupancy by a condemnor, neither the Term nor the rent shall be reduced or affected in any way, and Tenant shall be entitled to any Award for the use or estate taken. If a result of the Taking for temporary use is to necessitate expenditures for changes, repairs, alterations, modifications, or reconstruction of the Improvements to bring them in compliance with the provisions of this Lease, Tenant shall receive hold, and disburse the Award in trust for such work. To the extent that the Award exceeds any such expenditures, such excess shall be paid to Landlord.

               10.2.5.2 Temporary Taking Beyond Term of Lease. If any such Taking is for a period extending beyond the expiration date of the Term or any Option Term of this Lease, after payment to Landlord from any Award the estimated costs to restore the affected Property to the extent that any such Award is intended to compensate for damage to said Property, the Award shall be apportioned by Landlord and Tenant as of the date of expiration of this Lease in the same ratio that the part of the entire period for which such compensation is made occurring before the date of expiration and that part occurring after, bear to the entire period.

     10.3 Separate Awards. Landlord and Tenant each covenant and agree to seek separate Awards in all condemnation proceedings and to use their respective best efforts to see that such separate Awards are made at all stages of the condemnation proceedings. If any order or decree in any condemnation or similar proceeding shall fail to separately state the amount to be awarded to Tenant and/or Landlord, by way of compensation, damages, rent, the cost of demolition, removal or restoration, or otherwise, and if Landlord and Tenant cannot agree thereon within 30 days after the final Award or Awards shall have been fixed and determined, such dispute shall be resolved by arbitration. In determining the amounts to be made to Landlord and Tenant under the provisions of this Section 10, to the extent relevant, due regard shall be given to the rights and benefits which each party is entitled to receive under the provisions of this Lease.

11.  Assignment and Subleasing.
     --------------------------

     11.1 Tenant's Right to Assign. Tenant may assign this Lease, in whole but not in part, without Landlord's express written consent; provided no assignment shall release Tenant from any liability hereunder, and Tenant shall remain primarily liable and responsible under this Lease, including, without limitation, during any Option Term. Any assignment in violation of the terms hereof shall be deemed void and at Landlord's option, a default hereunder.

     11.2 Tenant's Right to Sublease. Tenant may sublease all or any portion of a Property and the Improvements thereon for the use in accordance with the Permitted Uses hereunder and may extend or renew any sublease without Landlord's consent, provided that no sublease shall release Tenant from any obligation or liability under the Lease, and Tenant shall at all times remain primarily liable for all obligations under this Lease. All such subleases shall be subject and subordinate to Landlord's rights under this Lease. No sublease shall extend beyond the Term of this Lease unless there is a unilateral right to terminate such sublease which may be exercised by Landlord at any time this Lease is terminated for any reason whatsoever or at the end of the Term of this Lease if the Term is not extended as provided herein. Tenant shall deliver to Landlord true copies of each sublease affecting more than 10% of the gross rentable floor area of a Property not later than 20 days after the same has been executed and delivered by the parties.

12.  Default by Tenant.
     ------------------

     The following shall be "defaults" and/or "events of default" hereunder:

     12.1 Payment Default. Failure of Tenant to make any installment of Base Rent or any other payment or sum required to be paid by Tenant under this Lease and such failure continues for a period of 5 days after written notice given by Landlord to Tenant.

     12.2 Material Default in Other Covenants. Tenant shall fail to perform or observe or shall be in material breach of any other term, covenant, condition, obligation or agreement contained herein on its part to be performed or observed and any such failure or breach materially and adversely affects Tenant, any Property and/or Landlord and remains unremedied for thirty (30) days after written notice thereof has been given to Tenant by Landlord (or Landlord's Mortgagee) specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully and reasonably within the 30 day period, this requirement shall be satisfied if Tenant begins correction of the default within the 30 day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

     12.3 Non-Material Defaults in Other Covenants. Tenant shall fail to perform or observe or shall be in breach of any term, covenant, condition, obligation or agreement herein on its part to be performed or observed, which such individual failure or breach is not by itself material, but which shall be deemed for the purposes of this Section 12.3 to be material as the result of either (i) its repetition or continuous nature or (ii) when taken together with other such occurrences shall be materially adverse to the assets or liabilities, or to the business or condition, financial or otherwise, or to the results of operations of Tenant, any Property or Landlord or would deny Landlord any material benefit under this Lease, and such failure or breach remains unremedied for 120 days after written notice thereof has been given to Tenant by Landlord declaring such notice to be a notice of default and specifying the nature of the default with reasonable particularity. If the default is of such a nature that it cannot be remedied fully and reasonably within the 120 day period, this requirement shall be satisfied if Tenant begins correction of the default within the 120 day period and thereafter proceeds with reasonable diligence and in good faith to effect the remedy as soon as practicable.

     12.4 Insolvency Default. Any "Event of Insolvency" occurs as defined below. Tenant shall immediately notify Landlord, in writing, of any Event of Insolvency. An "Event of Insolvency" shall consist of the following: the making by Tenant of any general assignment or arrangement for the benefit of creditors, or the filing by or against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement under any law relating to bankruptcy or the filing against Tenant of a petition to have Tenant adjudged bankrupt, or a petition or reorganization or arrangement or under any law relating to bankruptcy, if the same is not dismissed within 60 days of filing, or the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located on the Properties or of Tenant's interest in this Lease; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Properties or of Tenant's interest in this Lease. In the event Tenant's assets are seized by any such authority in connection with an Event of Insolvency, Landlord continuously shall have the right to approve or reject any subsequent Tenant to whom such authority assigns or sublets the Properties (subject to applicable limitations, if any, under Federal bankruptcy law).

     12.5 Failure of Lease Guaranty. Any of the following events with respect to the Lease Guaranty: (a) the termination of FMI's liability with respect to this Lease pursuant to the Lease Guaranty for any reason whatsoever, (b) FMI refuses to honor the Lease Guaranty for any reason whatsoever, (c) FMI's breach or repudiation of its guaranty obligation on an anticipatory basis and/or (d) the Lease Guaranty becomes invalid or unenforceable for any reason whatsoever; provided, however, that with respect to any of the events listed in this Section 12.5, an event of default under this Lease will not be deemed to occur unless FMI fails to cure such event after notice and within the time periods set forth in
Section 12.1 for monetary defaults and Sections 12.2, 12.3 or 12.4 for the respective nonmonetary defaults and provided further that any notice given pursuant to said Sections shall be deemed a notice under this Section 12.5 such that no separate notice need be given pursuant to this Section 12.5.

13.  Remedies on Tenant's Default.
     -----------------------------

     13.1 Landlord's Remedies. Upon default, Landlord may at any time thereafter in Landlord's sole discretion, with or without notice or demand, exercise any one or more of the remedies set forth in this Section, or any other remedy now or hereafter available under applicable law, in equity or contained in this Lease. In no event shall such election of remedies of default prejudice or mitigate any other rights of action or claims against Tenant as permitted by law. All remedies contained in this Section are cumulative and not exclusive and may be pursued by Landlord, singularly, together or in the alternative. No election of remedies shall be created or presumed by Landlord's exercising any given remedy at any given time. Such remedies upon default include, without limitation, the following:

          13.1.1 Termination. Upon any event of default hereunder, Landlord may at its election terminate this Lease by giving Tenant notice of termination. On the giving of the notice, all Tenant's rights in the Properties and in the Improvements shall terminate. Promptly after notice of termination, Tenant shall surrender and vacate the Properties and the Improvements in broom-clean condition, and Landlord may reenter and take possession of the Properties and the Improvements and eject all parties in possession or eject some and not others or eject none. Termination shall not relieve Tenant from the payment of any sums then due to Landlord hereunder plus interest thereon from the date due at the Late Payment Rate, plus the Late Charge, or from any claim for damages previously accrued or then accruing against Tenant up to the date of termination.

          13.1.2 Reentry Without Termination. Upon any event of default hereunder, Landlord may at its election terminate Tenant's right of possession of the Properties, reenter the Properties, and without terminating this Lease, at any time and from time to time, relet the Properties and the Improvements or any part or parts of them for the account and in the name of Tenant or otherwise. Landlord may at its election eject all persons or eject some and not others or eject none. Any reletting may be for the remainder of the Term or for a longer or shorter period. Landlord shall be entitled to all rents from the use, operation, or occupancy of the Properties or Improvements or both. No act by or on behalf of Landlord under this provision shall constitute a termination of this Lease unless Landlord gives Tenant notice of termination.

          13.1.3 Tenant's Personal Property Located in the Demised Premises. Any FF&E or other personal property of Tenant which is not removed within thirty (30) days after this Lease is terminated for Tenant's default or Landlord re-enters any Property will be deemed abandoned, and Landlord will be entitled to use the same without compensation and without liability for use or damage, or store them for the account and at the cost of Tenant. The election of one remedy for any one item shall not foreclose an election of any other remedy for another item or for the same item at a later time.

          13.1.4 Recovery of Rent. Landlord shall be entitled at its election to recover all rent and other charges due and payable hereunder for any period before termination, plus any Late Charges with respect to any delinquent payments, plus interest at the Late Payment Rate from the due date of each payment until paid.

          13.1.5 Damages. In addition to all other rights hereunder should this Lease be terminated by Landlord pursuant to any provision hereof, Landlord shall be entitled to damages for all amounts that would have fallen due as rent between the time of termination of this Lease and the time of the claim, judgment, or other award, less the proceeds of all reletting and attornment, plus interest on the balance, until paid in full, at the Late Payment Rate.

          13.1.6 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to processing and accounting charges, and late charges which may be imposed on Landlord by the terms of any mortgage or trust deed covering any Property. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee when such amount shall be due (subject to any applicable grace period or notice requirement herein contained), then, without any requirement for additional notice to Tenant, Tenant shall pay, to Landlord a Late Charge equal to four percent of such overdue amount. The parties hereby agree that such Late Charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such Late Charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder; provided, however, that payment in full of the Late Charge and all other amounts required by this Lease to completely cure the default, if such payments are made timely within applicable cure periods set forth herein, or are otherwise accepted in full by Landlord, will cure such default.

          13.1.7 Continuation of Lease. Landlord may, at Landlord's option, elect not to terminate this Lease, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Properties or any portion thereof. In such event, Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover all reasonable damages caused by the default and expenses as described in this Section 13.

          13.1.8 Cure of Tenant's Default. Without prejudice to any other remedy for default, Landlord may perform any obligation or make any payment reasonably required to cure a default by Tenant, after ten days' notice to Tenant of Landlord's intent to pursue this remedy if the default is not cured within such time period; provided, however, that ten days notice will not be required in cases of emergency where action is required to protect lives or property of Tenant, subtenants or others in the Properties or Landlord's interest in the Properties or any portion thereof and Tenant is not proceeding to take appropriate remedial action. But Landlord in any event will attempt to notify Tenant, by telephone or in writing, as to the emergency and what actions Landlord is taking or proposes to take. The reasonable costs of performance, including reasonable attorneys' fees and all reasonable disbursements, shall immediately be repaid by Tenant upon demand, together with interest from the date of expenditure until fully repaid at the Late Payment Rate.

     13.2 Cumulative Remedies. The remedies given to Landlord herein shall not be exclusive but shall be cumulative with and in addition to all remedies now or hereafter allowed by law in equity and/or elsewhere provided in this Lease.

     13.3 Waiver of Breach. No waiver by a party of any default by the other shall constitute a waiver of any other breach or default by the other, whether of the same or any other covenant or condition. No waiver, benefit, privilege, or service voluntarily given or performed by a party shall give the other any contractual right by custom, estoppel, or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Tenant other than default in the payment of the particular rental payment so accepted, regardless of Landlord's knowledge of the preceding breach at the time of accepting the rent, nor shall acceptance of rent or any other payment after termination constitute a reinstatement, extension, or renewal of this Lease or revocation of any notice or other act by Landlord.

     13.4 Survival of Remedies. The remedies of the Landlord set forth herein shall survive any termination of the Lease or termination of Tenant's right of possession.

14.  Default by Landlord.
     --------------------

     In the event Landlord shall neglect or fail to perform or observe any of the covenants, provisions or conditions contained in this Lease on its part to be performed or observed within 60 days after written notice of default (or if more than 60 days shall be required because of the nature of the default, if Landlord shall fail to proceed diligently to cure such default after written notice thereof), then in that event Landlord shall be liable to Tenant for any and all actual damages as contrasted to consequential damages sustained by Tenant as a result of Landlord's breach. If the Properties or any part thereof are at any time subject to a fee mortgage and this Lease or the rentals due from Tenant hereunder are assigned to the fee mortgagee, trustee or beneficiary (the "Assignee") and Tenant is given written notice hereof, including the post office address of such Assignee, then Tenant shall give written notice to such Assignee in the manner required by Section 21.10 hereof, specifying the default in reasonable detail. Assignee shall have a period of 60 days after receipt of written notice of Landlord's default within which to cure the same; provided, however, if the nature of such default requires more than 60 days to cure the same, Assignee shall have such additional time as may be reasonably necessary to make performance on behalf of Landlord so long as Assignee is proceeding with due diligence to cure the default prior to the expiration of such 60 day period and thereafter diligently pursues the cure to completion. Assignee shall not have any liability whatsoever to Tenant for any such default; provided, however, if and when the said Assignee has made performance on behalf of Landlord, such default shall be deemed cured. If, after such notice to Landlord and Assignee, if any, Landlord or Assignee shall fail to cure such default as provided herein, Tenant shall have the right to cure any such default at Landlord's (but not Assignee's) expense, including in such expenditure all reasonable costs and attorney's fees incurred to cure such default or breach of the terms and provisions of this Lease and Landlord shall reimburse Tenant for the full amount of such costs within ten days after the receipt by Landlord of an invoice therefor. All sums not paid to Tenant by the expiration of the aforesaid ten day period shall bear interest at the Late Payment Rate from the due date thereof until paid in full. Tenant shall have no right to terminate this Lease as a result of any default by Landlord hereunder or to offset against any rent payable hereunder the amount of costs incurred by Tenant in curing a default by Landlord. In no event shall any rent be abated whatsoever during, or as a result of, any default by Landlord hereunder.

15.  Surrender at Expiration.
     ------------------------

     15.1 Condition of Properties. Upon expiration of the Term or earlier termination on account of default or any other reason pursuant to this Lease, Tenant shall surrender the Properties and the Improvements, and all facilities in any way appurtenant to the Properties in good order and first class condition and repair, and in as safe and clean condition as practicable and free and clear of liens and encumbrances, in compliance with all Hazardous Materials Laws (as defined in Section 19.1 below), subject to and excepting wear and tear. Tenant will allow Landlord or its representative to inspect the Properties during reasonable business hours at any time, and from time to time during the Term, upon reasonable notice to verify the condition of the Properties. Tenant will promptly correct any deficiency for which Tenant is responsible under the terms of this Lease, at Tenant's sole expense, and if Tenant fails to do so, Landlord may take the necessary action and collect its reasonable costs of performance as additional rent hereunder. This Lease shall terminate without further notice at the expiration of the Term (as it may have been previously extended).

     15.2 Holdover. If Tenant does not vacate any Property at the time required, Landlord shall have the option to treat Tenant as a tenant from month to month, subject to all of the provisions of this Lease (except that the term will be month to month); provided, however, that any holding-over by Tenant after expiration shall not constitute a renewal or extension or give Tenant any rights in or to any Property.

     15.3 Title to Building and Improvements. Title to the Improvements shall automatically vest in Landlord without requirement of any deed, conveyance or bill of sale thereon. However, if Landlord should reasonably require any such document in confirmation thereof, Tenant shall execute the same without costs or expense to Tenant.

     15.4 Remaining Personal Property on the Property. Any personal property of Tenant or any subtenant which shall remain on any Property 30 days after the termination of this Lease and the removal of Tenant and such subtenant from said Property, may, at the option of Landlord, be deemed to have been abandoned by Tenant or such subtenant and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit. However, Landlord shall also have the right to require Tenant to remove any such personal property at any such time at Tenant's own cost and expense, provided that Landlord shall give Tenant written notice requesting the removal of the personal property of Tenant or such subtenant from the Property.

     15.5 Survival. The provisions of this Section 15 shall survive the expiration or any termination of this Lease.

16.  Covenant of Quiet Enjoyment.
     ----------------------------

     So long as Tenant complies with all terms of this Lease, Tenant shall be entitled to peaceable and undisturbed possession of the Properties free from any interference by Landlord or those claiming through Landlord.

17.  Tenant's Powers;Easements, etc.
     -------------------------------

     Landlord hereby empowers Tenant, from time to time during the Term of this Lease (a) to grant easements, licenses, rights-of-way and other rights and privileges in the nature of easements affecting the Properties or any portion there or to release existing easements or appurtenances which are for the benefit of the Properties or any portion thereof, with or without consideration; (b) to dedicate or convey, as required, insubstantial portions of the Properties for road, highway and other public purposes; (c) to execute petitions to have the Properties or a portion or portions thereof annexed to any municipality or included within any utility, highway or other improvement or service district; and (d) to execute petitions to vacate all or any part of any streets, sidewalks or alleys adjoining the Properties. Without limiting the generality of the foregoing, any easements, dedications or other similar rights or obligations created or granted by Tenant, including without limitation any action taken or permitted to be taken, by Tenant pursuant (a) - (d) above, shall affect only Tenant's leasehold estate in the Properties and shall not encumber or affect the Landlord's reversionary estate without Landlord's prior written consent, which consent shall not be unreasonably withheld or delayed; provided it shall be deemed reasonable for Landlord to withhold its consent if any such event reduces the value of Landlord's interest in the affected Property. In the event Tenant exercises any of the powers specified in items (a) - (d) above, Tenant shall deliver to Landlord a certificate of Tenant stating that such grant, release, dedication, conveyance or petition is not detrimental to the proper conduct of the Tenant's business on the affected Property, and does not materially impair the effective use of the affected Property for the purpose for which it is then being used or adversely affect its value. The powers hereinabove granted to Tenant shall be exercised by Tenant without the joinder of Landlord or Landlord's first mortgage holder, if any, but Landlord agrees to cooperate fully with Tenant if for any reason it is necessary or desirable under the laws of the state in which the Property is located for Landlord to join in the execution of any instrument or to cooperate with Tenant in any other way in order for said powers to be effectively exercised. In such case, Tenant shall be responsible for Landlord's reasonable attorneys' fees and costs.

18.  Substitution
     ------------

     18.1 Substitution Events. If (a) after the second anniversary of the Commencement Date, Tenant, acting reasonably, believes that a Property has become uneconomic for continued use in Tenant's business and Tenant thereafter commits to discontinue use thereof within 60 days of notice to that effect to Landlord (as evidenced by a certificate executed by authorized officers of Tenant) or (b) in the event of a substantial condemnation or Casualty during the Original Term after which Tenant elects not to rebuild or restore the damaged Property as set forth hereinabove, then and provided Tenant is not then in default hereunder (after expiration of any applicable notice and/or grace period), Tenant may (i) substitute pursuant to Section 10.2.3 another property for the Property that is subject to such substantial condemnation, or (ii) offer to substitute pursuant to Section 5.6 or Section 18.1(a), as applicable, another property for the Property that is subject to such substantial Casualty or for such uneconomic Property, as the case may be, and each subject to the terms and conditions stated below. Tenant will notify Landlord in writing as to Tenant's election to substitute under Section 10.2.3 or Tenant's offer to substitute under Section 5.6 or Section 18.1(a). Any such notice under
Section 10.2.3 will specify another property to be substituted for the Property that is subject to such substantial condemnation, in accordance with this Section 18. Any such notice under Section 5.6 or Section 18.1(a) will be accompanied by an offer to substitute another property in accordance with this Section 18. Landlord will notify Tenant of its acceptance or rejection of any such offer to substitute under Section 5.6 or Section 18.1(a) within 30 days after Landlord's receipt of Tenant's notice. Failure by Landlord to respond to the offer to substitute within said 30 day period shall conclusively be deemed an acceptance of the offer to substitute; provided, however, that all of the terms and provisions of
Section 18.2 must still be satisfied prior to completion of any such substitution. In the event of the failure of any such condition to substitution set forth in Section 18.2 after Landlord's acceptance or deemed acceptance of the offer to substitute, the provisions of Section
18.3 shall apply. In the event Landlord rejects the offer to substitute within said 30 day period, such rejection will also constitute the election by Landlord to cancel this Lease as it pertains to the uneconomic, condemned or damaged Property, as the case may be, and this Lease will then terminate as it applies to such Property on the date 60 days after Tenant receives Landlord's rejection. Base Rent will then be proportionately adjusted and reduced effective on such termination date based upon the "Property Percentage" of the applicable Property set forth in Exhibit "D" attached hereto. Additionally, Landlord shall then be entitled to receive, in addition to any self-insured payment amount to be made by Tenant hereunder, if any, the insurance proceeds relative to the affected Property. If the parties effect such a substitution, then effective at the closing of the substitution, Tenant shall receive, and Landlord does hereby assign its interest in, the insurance proceeds relative to the affected Property. The Base Rent hereunder will not be abated whatsoever during the election periods referred to above or during the substitution process, if applicable. If Tenant elects to substitute under Section 10.2.3 or if Tenant offers to substitute under Section 5.6 or Section 18.1(a) and if Landlord accepts (or is deemed to have accepted) the offer to substitute within such 30 day period as otherwise provided in this Lease, then Tenant on not less than 30 days prior written notice, shall have the right and/or obligation, as the case may be, to substitute another property for the affected Property on and subject to the satisfaction of the terms and conditions described herein. For purposes of this Section 18, the Property being replaced is referred to as the Replaced Property and the property being substituted therefor is referred to as the Substitute Property.

     18.2 Substitution Conditions. Notwithstanding anything to the contrary contained herein, Tenant will give Landlord at least 30 days prior written notice specifying the proposed Substitute Property and the desired closing date for the substitution. On the date set for substitution in said notice, Landlord shall execute and deliver to Tenant a deed (similar in form to the deed given to Landlord by Tenant pursuant to the Sale Agreement) conveying title to the Replaced Property (such title shall be free of any financing encumbrances and is to be subject only to exceptions to title that were in existence as of the Commencement Date or exceptions that may have been created or suffered by Tenant during the Term hereof) and a fully executed lease cancellation agreement canceling this Lease with regard to the Replaced Property, in recordable form. Landlord shall not be obligated to deliver such deeds and documents, unless all of the following conditions have been satisfied:

          18.2.1 The Substitute Property is of similar size and use as the Replaced Property. The Substitute Property is reasonably acceptable to Landlord and the aggregate fair market value and useful life, determined as provided in paragraph (18.2.2) below, of the Substitute Property shall be not less than the "Repurchase Price" of the Replaced Property as set forth in Exhibit "D".

          18.2.2 Landlord shall have received an appraisal of the fair market value of the such Substitute Property as of a date within 90 days prior to the substitution date made by an independent appraiser selected by Tenant, subject to the approval of Landlord, and which appraisal shall have been made at the expense of Tenant. The Landlord may, in its sole discretion, waive the requirement that the Tenant obtain an appraisal pursuant to this paragraph.

          18.2.3 The Landlord shall have received a deed for the Substitute Property similar to the deed for the Replaced Property received by Landlord from Tenant pursuant to the Sale Agreement and otherwise reasonably conveying fee simple title (not a ground lessee's interest) in a form and substance acceptable to

Landlord and an amendment to this Lease, duly authorized, executed and delivered by Tenant including the Substitute Property into the terms of this Lease.

          18.2.4 All necessary approvals, authorizations and consents of all governmental bodies (including courts) having jurisdiction with respect to the transactions contemplated by this Section 18 shall have been obtained.

          18.2.5 Tenant shall have paid or shall have committed to pay all taxes, fees and expenses, including reasonable attorneys' fees incurred by Landlord and/or its first mortgage holder in connection with the substitution.

          18.2.6 Tenant shall have provided to Landlord, relative to the Substitute Property, an up-to-date survey, policy of title insurance in the amount of the fair market value of the Substitute Property, evidence of casualty and liability insurance, a certificate of occupancy, a phase I environmental study, and any other documents or certificates reasonably requested by Landlord (all of which must be in form and substance satisfactory to Landlord) relative to the Substitute Property, and the Substitute Property shall comply in all applicable respects to all covenants, conditions, representations and warranties set forth in the Sale Agreement and this Lease as if the Substitute Property were originally subject thereto, including without limitation any Hazardous Materials provisions and all indemnifications, representations, warranties and other covenants and obligations of Tenant hereunder shall survive such substitution and shall, as applicable, apply and remain in full force and effect with respect to the Substitute Property. In addition to the foregoing, in the event that there shall be a fee mortgagee of Landlord's interest in the Replaced Property at the time of such proposed replacement, the proposed substitution of the Substitute Property must be reasonably acceptable to said fee mortgagee. The parties agree that it shall be reasonable for Landlord's Mortgagee to withhold its approval of any substitution if both of the following conditions are not satisfied: (1) the provisions of Landlord's Mortgagee's financing permit such substitution and
(2) An opinion is delivered to Landlord's Mortgagee by tax counsel that said substitution will not adversely affect the federal income tax treatment of principal and interest payments made to Landlord's Mortgagee or have any other adverse tax effect on such mortgagee.

     18.3 Failure of Substitution Conditions. If any of the conditions set forth in Section 18.2 cannot be satisfied after Tenant's good faith, reasonable efforts to satisfy such conditions, then Landlord and Tenant shall each have the option to discontinue the efforts to provide a Substitute Property by written notice to the other and Tenant will then either (i) purchase the uneconomic, condemned or damaged Property, as the case may be, for its Repurchase Price as set forth in Exhibit "D." and this Lease will terminate as to said Property as of the closing of said purchase or (ii) in the case of an uneconomic or damaged Property, as the case may be (it being the intent of the parties that this subsection (ii) shall not apply to a condemned Property), continue to lease and operate the uneconomic property or fully repair, restore or rebuild the damaged property, as the case may be. In the event of a purchase as aforesaid, the Base Rent will be proportionately adjusted and reduced effective as of such closing based on the "Property Percentage" as set forth on Exhibit "D," for the uneconomic, condemned or damaged Property and the closing shall occur on a mutually acceptable day not later than 30 days after delivery and receipt of the written notice set forth in this
Section 18.3. In the event that Tenant continues to lease and operate the uneconomic Property, this Lease shall continue unchanged as it pertains to such Property and Base Rent shall not be abated. In the event that Tenant elects to repair, restore or rebuild the damaged Property, Tenant shall diligently pursue completion of such repair, restoration or rebuilding of the damaged Property and this Lease shall continue unchanged as it pertains to such Property and Base Rent shall not be abated.

19.  Hazardous Materials.
     --------------------

     19.1 Use of Hazardous Materials. Tenant shall keep and maintain the Properties and all portions thereof in compliance with any and all "Hazardous Materials Laws" at all times during the Term hereof. Tenant shall not cause or permit the release, use, generation, treatment, manufacture, storage or disposal on, under or about the Property, or the transportation to or from the Property, of any "Hazardous Materials" in violation of any Hazardous Materials Laws. "Hazardous Materials" means and includes petroleum, asbestos, polychlorinated biphenyls, urea formaldehyde, and any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority, including, but not limited to, substances defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation, and Liability Act, as amended (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); and any so-called "Superfund" or "Superlien" law, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability, standards of conduct or removal or remedial obligations concerning any hazardous, toxic or dangerous waste, substance or material. "Hazardous Materials Laws" means all federal, state and local environmental laws, ordinances and regulations relating to Hazardous Materials and applicable to the activities of the Tenant the violation of which would have a material adverse impact upon the Properties or any portion thereof or require any onsite or offsite removal or remediation activities arising from the release or threatened release of Hazardous Materials.

     19.2 Tenant's Indemnity Obligations. If Tenant breaches the obligations stated in Section 19.1 or if Hazardous Materials are released, used, generated, treated, manufactured, stored or disposed of on, under or about any Property after the Commencement Date, or enter upon or migrate onto any Property after the Commencement Date from nearby properties, then Tenant shall at Tenant's cost and expense remove the same, and Tenant shall indemnify, defend and hold Landlord, and Landlord's Mortgagee, harmless from and against any and all damage, cost, loss, liability and expense (including reasonable attorneys' fees and consultant's fees) which may be incurred by Landlord or Landlord's Mortgagee by reason of, resulting from, in connection with or arising in any manner whatsoever as a result of the use, generation, treatment, manufacture, storage, disposal, release or migration of any such Hazardous Materials on or from or to any Property. Further, Tenant previously owned the Properties and transferred the same to Landlord concurrently with the execution of this Lease. Accordingly, Tenant shall be responsible for the removal or remediation of any such Hazardous Materials existing on, under or about the Properties as of the Commencement Date from any source whatsoever, at its sole cost and shall also indemnify, defend and hold Landlord, and Landlord's Mortgagee, harmless from any and all damage, cost, loss, liability and expense (including reasonable attorneys' fees and consultant's fees) which may be incurred by Landlord or Landlord's Mortgagee as a result of the existence of such Hazardous Materials. Tenant's indemnity obligations shall include, but not be limited to, all liabilities, losses, claims, demands, penalties, fines, settlements, damages, response, remedial, closure or inspection costs, and any expenses (including, without limit, attorney and consultant fees, investigation expenses, and laboratory and litigation costs) of whatever kind or nature which are incurred by Landlord, and Landlord's Mortgagee, and any personal injuries (including death) or property damages, real or personal, any violations of law or of orders, regulations, requirements, or demands of governmental authorities, and any lawsuit brought or threatened, settlement reached, or government order arising out of or in any way related to the existence of Hazardous Materials on the Properties as of the Commencement Date or the use, generation, treatment, manufacture, storage, disposal, release or migration of Hazardous Materials on or onto the Properties after the Commencement Date, including but not limited to removal and remediation costs and third-party claims. Notwithstanding the foregoing, Tenant shall have no obligation to remove any Hazardous Material which has migrated onto or under any Property from a neighboring property during the Term hereof unless such removal is required by any Hazardous Materials Law.

     19.3 Notice. Landlord agrees to give prompt written notice to Tenant with respect to any suit or claim initiated or threatened to be initiated against Landlord which Landlord has reason to believe is likely to give rise to a claim for indemnity hereunder, and Tenant shall promptly proceed to provide an appropriate defense, compromise, or settlement of such suit or claim at its sole expense; provided, however, that Landlord shall be entitled to participate in and approve such defense, compromise or settlement, which approval shall not be unreasonably withheld or delayed. If Tenant shall fail, however, in Landlord's reasonable judgment, to take reasonable and appropriate action to defend, compromise, or settle any suit or claim covered by Tenant's indemnity obligations described in this
Section 19, Landlord shall have the right promptly to hire counsel and any reasonable necessary experts at Tenant's sole expense to carry out such defense, compromise, or settlement, which expenses, as well as payments in satisfaction, settlement or compromise of such suit or claim, shall be immediately due and payable to Landlord upon receipt by Tenant of an invoice therefor.

     19.4 Remediation by Tenant and Survival. Without limiting the foregoing, if Hazardous Materials exist on the Properties as of the Commencement Date, or if Tenant, its agents, contractors, guests, invitees or subtenants cause or permit Hazardous Materials to be used, generated, manufactured, treated, stored, disposed of or released on or from the Properties during the term of this Lease in violation of any Hazardous Material Laws, or if Hazardous Materials are transported from, migrate onto or under the Properties, Tenant shall promptly take all actions at its sole expense as are required by any environmental agency having jurisdiction to comply with all laws and regulations governing such use, generation, manufacture, storage, treatment, disposal or release of such Hazardous Material and/or to remediate the conditions created by such Hazardous Materials; provided that except in an emergency Landlord's approval of such actions shall first be obtained, which approval shall not be unreasonably withheld. The indemnities of Tenant provided in this Section 19 shall survive the expiration or earlier termination of this Lease and the assignment by Tenant of the leasehold estate created hereby.

     19.5 Disclosure. Within ten business days after receipt of written notice thereof, Tenant shall advise Landlord and Landlord shall advise Tenant, as the case may be, in writing of (i) any and all notices of enforcement or other governmental or regulatory actions pursuant to which removal or remediation of Hazardous Materials on the Properties will be required, and (ii) all written claims made by any third party against Tenant or Landlord, as the case may be, or the Properties relating to damage, contribution, cost recovery compensation, loss or injury resulting from Hazardous Materials on or from the Properties. Tenant shall disclose to Landlord the names of each subtenant whose business use under its sublease includes the storage, use, manufacture, generation, treatment, or disposal of Hazardous Materials on any Property in amounts for which a permit is required to be obtained pursuant to applicable Hazardous Materials Laws or for which reports must be filed with governmental agencies.

     19.6 Inspection. Landlord and its agents (including, without limitation, Landlord's Mortgagee and its representatives) shall have the right, but not the duty, at Landlord's sole cost and expense to conduct reasonable inspections of the Properties, to determine whether Tenant (or its subtenants) are complying with this Section 19. Such inspections shall be performed during business hours, upon reasonable prior notice to Tenant, and shall be accomplished in a manner reasonably calculated not to disturb existing business operations of Tenant or any subtenant. Landlord shall use its best efforts to minimize interference with the business of Tenant and subtenants being conducted on the Properties but shall not be liable for any reasonable interference caused thereby. If, as a result of any such inspection, Landlord determines, in its reasonable judgment, that Tenant or its subtenants are not in compliance with this Section 19, Landlord shall promptly notify Tenant in writing of the event or situation which gives rise to Tenant's or a subtenant's violation of such Section. Unless Tenant's or a subtenant's violation of this Section 19 creates an emergency situation, in which event Tenant shall immediately take such action as may be required by the nature of such situation to remedy the same and if Tenant fails to do so Landlord shall have the right to enter upon the Properties and to take such action as Landlord deems appropriate in its reasonable judgment to remedy or correct such emergency situation, Tenant shall within 60 days after the receipt of notice of such violation from Landlord (provided that Tenant will, in any event proceed diligently), submit to Landlord a written plan setting forth a general description of the action that Tenant proposes to take with respect thereto. The plan shall be subject to the Landlord's written approval, which approval shall not be unreasonably withheld or delayed. Landlord shall notify Tenant in writing of its approval or disapproval of the plan within 15 days after receipt thereof by Landlord. If Landlord disapproves the plan, Landlord's notice to tenant of such disapproval shall include a detailed explanation of the reasons thereof. Landlord shall have no right to disapprove any plan if such plan is approved by or is otherwise satisfactory to all environmental agencies having and exercising jurisdiction with respect to the matters which are subject to the plan; however, Tenant shall nonetheless provide a copy of such plan (and all correspondence by and between Tenant and such environmental agencies related to the subject matter of the plan) to Landlord. Within 30 days after receipt of such notice of disapproval; Tenant shall submit to Landlord a revised plan that remedies the defects reasonably identified by Landlord as reasons for Landlord's disapproval of the initial plan. If Tenant fails to submit a revised plan to Landlord within said 30 day period, such failure shall, at Landlord's option and upon notice to Tenant, constitute an "event of default" hereunder. If Landlord's option and upon notice to Tenant of its approval or disapproval of the revised plan within 15 days after the receipt thereof, the plan shall be deemed approved. Once any such plan is approved in writing or deemed approved by Landlord, Tenant shall promptly commence all action necessary to comply with all requirements and conditions imposed by all environmental boards or agencies having and exercising jurisdiction, and shall diligently and continuously pursue each action to completion in accordance with the terms thereof; provided that Tenant may commence such actions sooner or on such other timetable if required to do so by any such board or agency. If Landlord's inspections of the Properties reflect a violation by Tenant or a subtenant of the provisions of this Section 19 which violation Landlord reasonably believes may have caused any Property or any part thereof to have become contaminated by Hazardous Materials, Landlord shall have the right to initiate testing (including soil and groundwater) of that Property to determine whether, or the extent to which such violation has in fact caused the contamination of said Property by Hazardous Materials. If such tests reveal that said Property is contaminated by Hazardous Materials, Landlord shall immediately deliver a copy of the test results to Tenant. Tenant shall thereafter comply with the terms and provisions of the preceding paragraph with respect to formulating a plan to remediate any such contamination and shall reimburse Landlord for all reasonable costs incurred in connection with such testing. Any entry, testing or work which Landlord elects to perform pursuant to this Section 19 shall, to the extent commercially reasonable, be performed in a manner reasonably designed to minimize interference with the business operations of Tenant and its Subtenants on the Property.

     19.7 Governing Provisions for Environmental Matters. Notwithstanding any other provision of this Lease, this Section 19 shall supersede and take precedence over all other provisions of this Lease regarding environmental matters including, but not limited to, the indemnification of Landlord by Tenant.

20.  Leasehold Financing.
     --------------------

     20.1 Tenant's Right to Encumber its Leasehold Interest. Tenant, and its successors and assigns, shall have no right to take back a purchase money mortgage or deed of trust upon a sale and assignment of the leasehold estate created by this Lease. Additionally, Tenant shall have no right to mortgage this Lease and Tenant's leasehold estate herein, any existing or new Improvements, or otherwise encumber Tenant's leasehold estate, any existing or new Improvements, in any manner whatsoever except as expressly permitted by Section 21.32.

21.  General Provisions.
     -------------------

     21.1 Time of Essence. Time is of the essence is the performance of this Lease.

     21.2 Nonwaiver. Waiver of performance of any provision shall not be a waiver of, nor prejudice any party's right otherwise to require performance of the same provision or any other provision.

     21.3 Succession. This Lease shall bind and inure to the benefit of the parties, their respective heirs, successors and assigns. The term "Landlord" as used herein shall mean only the owner or the mortgagee in possession for the time being of the Properties, so that in the event of any sale, transfer or conveyance of the Properties or any portion thereof, Landlord shall be and hereby is entirely freed and relieved of all agreements, covenants and obligation of Landlord hereunder which may accrue from and after the date of transfer with respect to the Properties or portion thereof transferred.

     21.4 Inspection. Landlord, Landlord's Mortgagee or any of their respective authorized representatives may enter any Property at any time upon reasonable advance notice to determine Tenant's compliance with this Lease or, at any reasonable time after reasonable advance notice, to show any Property to prospective tenants during the last 24 months of the Term in which Tenant has not exercised any Options, or to show any Property to prospective purchasers; provided, that Landlord and its representatives and invitees will not, without Tenant's advance consent, which will not be unreasonably withheld, enter into restricted access areas (such as safes and computer rooms) within a Property.

     21.5 Attornment. In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any mortgage or trust deed made by Landlord covering a Property, Tenant shall attorn to the purchaser upon any such foreclosure or sale and recognize such purchaser as Landlord under this Lease.

     21.6 Subordination to Mortgages. This Lease, at Landlord's option, shall be subordinate to the lien of any trust deed or mortgage subsequently placed upon any Property by Landlord, and to any and all advances made on the security thereof, or of any existing trust deed or mortgage, and to all renewals, modifications, increases, consolidations, replacements and extensions thereof; provided, however, that this provision shall apply only if the lender who receives the benefit of the subordination enters into a written agreement stating that Tenant's right to quiet possession shall not be disturbed so long as Tenant pays the rent and observes and performs all of the provisions of this Lease and that the lender will be bound by the leasehold mortgagee protection agreement described herein. Upon Landlord's request, Tenant will execute any attornment, subordination, nondisturbance and recognition agreement ("SNDA"), or other documents required by Landlord from Tenant consistent with this Lease in connection with any financing or sale by Landlord (with the reasonable attorneys' fees and expenses in reviewing such agreements to be paid by Landlord as a condition of Tenant's review of the document).

     21.7 Changes Required by Landlord's Mortgagee. If Landlord's Mortgagee requires any reasonable clarifications or modifications of this Lease as a condition to advancing its loan to Landlord, Tenant will cooperate in executing a modification agreement reasonably acceptable to the parties, provided that such agreement does not increase the rent or the obligations and burdens placed on Tenant under this Lease, or interfere with or diminish the rights and the benefits provided to Tenant under this Lease. As a precondition to Tenant's review of any modification document, Landlord agrees that Landlord will reimburse Tenant for its reasonable attorneys' fees and expenses in reviewing the request and the modification document.

     21.8 Estoppel Certificates. Within 20 days after receipt of a written request, either party shall deliver a written statement to the other stating the date to which the rent and other charges have been paid, whether this Lease is unmodified and in full force and effect, whether the other party is in compliance with this Lease and any other matters that may reasonably be requested.

     21.9 Proration of Rent. If this Lease starts or ends during a rental period, the rent shall be prorated as of such date. Upon termination other than for default, prepaid rent shall be refunded, if applicable.

     21.10 Notices. Notices under this Lease shall be in writing, effective when personally delivered, or if mailed, effective when received after mailed registered mail, postage prepaid, to the address for the party stated in this Lease, or to such other address as either party may specify by written notice to the other. Notices may also be sent by an overnight delivery service of national reputation, so long as such overnight delivery service can provide proof of delivery. Notices sent by such an overnight delivery service shall be effective when received. Any notice to Tenant will be sent to the following address (or such other address as Tenant may designate from time to time by notice to Landlord given in the same manner as provided in this Section):

          Fred Meyer, Inc.
          3800 SE 22nd Avenue
          P.O. Box 42121
          Portland, Oregon  97242-0121
          Attn:  Corporate Treasurer
          Facsimile No:  (503) 797-5299

     With Copies to:

          Fred Meyer, Inc.
          3800 SE 22nd Avenue
          P.O. Box 42121
          Portland, Oregon  97242-0121
          Attn:  Corporate Legal Department
          Facsimile No:  (503) 797-5623

     And to:

          Stoel Rives LLP
          950 Port of Portland Building
          700 NE Multnomah
          Portland, Oregon  97232
          Attn:  David W. Green
          (503) 872-4810
          Facsimile No:  (503) 230-1907

Any notice to Landlord will be sent to the following address (or such other address as Landlord may designate from time to time by notice to Tenant given in the same manner as provided in this Section):

     To Landlord:

          Texas Commerce Bank, National Association
          4th Floor
          201 East Main Street
          El Paso, Texas 79901
          Attn:  Sarah Wilson
          915-546-6501
          Facsimile No:  915-546-2423

     With Copies to:

         CA FM, LLC
         18324 Clark Street, #323
         Tarzana, California  91356
         Attn:  Neal Smaler
         818-881-8233
         Facsimile No:  818-774-1154

     And to:

          Heenan Blaikie
          Suite 1100
          9401 Wilshire Boulevard
          Beverly Hills, California  90212
          Attn:     B.J. Yankowitz, Esq.
          Telephone: (310) 275-3600
          Fax:  (310) 724-8240

     21.11 Attorneys' Fees. In the event suit, action or arbitration is instituted to interpret or enforce the terms of this Lease, the prevailing party shall be entitled to recover from the other party such sum as the court or arbitrator may adjudge reasonable as attorneys' fees and other costs of litigation at trial, hearing or on appeal of such suit or action, or on any petition for review, in addition to all other sums provided by law. References to arbitration in this paragraph shall not, however, constitute an agreement to arbitrate disputes under this Lease. Whether or not suit or action is instituted, if a party defaults in its obligations under this Lease (subject to any notice requirements or grace periods specified in this Lease), the defaulting party will be responsible for the other party's reasonable attorneys' fees and costs in pursuing the default and enforcing compliance with this Lease.

     21.12 Relationship of Parties. The relationship of the parties to this Lease is Landlord and Tenant. Landlord is not a partner or joint venturer with Tenant in any respect or for any purpose in the conduct of Tenant's business or otherwise.

     21.13 Authorization of Lease. Each party covenants and warrants to the other that the person(s) executing this Lease on behalf of the party is duly authorized to execute and bind the party under this Lease.

     21.14 Consent. Unless this Lease specifically provides otherwise, whenever either party's decision, determination, approval or consent is required under this Lease, the party will promptly exercise judgement reasonably. Any consent granted by a party under this Lease shall not constitute a waiver of the requirement for consent in subsequent cases. Any denial of consent will include a reasonable explanation for such denial.

     21.15 Brokers. Each party will defend, indemnify, and hold the other party harmless from any claim, loss, or liability made or imposed by any other party claiming a commission or fee in connection with this transaction and arising out of its own conduct.

     21.16 Section Headings. The headings to the sections and paragraphs of this Lease and the Summary of Terms appearing on the cover page of this Lease are included only for the convenience of the parties and shall not have the effect of enlarging, diminishing, or affecting the interpretation of its terms.

     21.17 Applicable Law. The parties agree that the law of Oregon shall be applicable for all purposes, including construing and determining the validity of this Lease, determining the rights and remedies of Landlord in the event of default by Tenant and other matters, except that in the event that the laws of the state in which a respective Property is located differ with respect to any remedy available to Landlord upon a default by Tenant, or upon any procedural matter with respect to enforcing any right of Landlord hereunder with respect to that Property, such laws will be the applicable law in determining said rights and remedies. Each of the parties hereto hereby irrevocably and unconditionally (a) submits for itself and its property in any legal action or proceeding relating to this Lease, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of Oregon, the courts of the United States of America for the District of Oregon, and appellate courts from any thereof; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; and (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail) postage prepaid, or by any of the other methods for notices to be delivered hereunder as are specified in Section 21.10, to such party at its address set forth in this Lease or at such other address of which the parties hereto shall have been notified pursuant thereto.

     21.18 Prior Agreements. This Lease (including attached exhibits) is the entire, final and complete agreement of the parties with respect to the matters set forth in this Lease, and supersedes and replaces all written and oral agreements previously made or existing by and between the parties or their representatives with respect to such matters.

     21.19 Validity of Provisions. If any of the provisions contained in this Lease shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions contained in this Lease shall not be affected.

     21.20 Operating Lease. Landlord and Tenant agree that this Lease is a true lease and does not represent a financing arrangement. Each party shall reflect the transactions represented hereby in all applicable books, records, reports, and the tax filings in a manner consistent with "true lease" treatment rather than "financing treatment." Each party will promptly inform the other if the party receives any notice that the "true lease" treatment of this Lease is being questioned or challenged, and the parties will reasonably cooperate with each other in connection with such matter.

     21.21 Joint and Several Liability. In the event Tenant consists of more than one person, firm or corporation, then all such persons, firms or corporations shall be jointly and severally liable as Tenant under this Lease.

     21.22 Modifications. This Lease may not be modified except by endorsement, in writing, attached to this Lease, dated and signed by the parties. To the extent required by the provisions of Landlord's Mortgagee's financing, any material modification will not be binding on Landlord's Mortgagee unless Landlord's Mortgagee consents thereto. Neither party shall be bound by any oral statement of any agent or employee modifying this Lease.

     21.23 Recording. This Lease shall not be recorded, but the parties shall execute a memorandum of this Lease in recordable form which may be recorded.

     21.24 Personal Property and Moving Expenses. Any Award or part of an Award paid specifically as compensation for the Taking of personal property owned by Tenant or a subtenant or for moving expenses or goodwill of Tenant or a subtenant shall be payable to Tenant or such subtenant as the case may be.

     21.25 Nonmerger of Fee and Leasehold Estates. If both Landlord's and Tenant's estates in the Properties or the Improvements or both become vested in the same owner, this Lease shall nevertheless not be destroyed by application of the doctrine of merger.

     21.26 Agreement to Act Reasonably. Except where specifically provided to the contrary in this Lease, in each instance in this Lease where the approval or consent of a party is required, both Landlord and Tenant intend and agree to act reasonably. As used in the foregoing sentence, the term "reasonable" shall not be interpreted as justifying arbitrary action but shall mean an even-handed application of judgment in accordance with traditional business polices and practices, industry standards and commercial usage and custom concerning major real estate transactions involving prime commercial properties.

     21.27 Gender; Singular and Plural. The neuter gender includes the feminine and masculine, the masculine includes the feminine and neuter, and the feminine includes the masculine and neuter, and each includes corporation, partnership, or other legal entity when the context so requires. The singular number includes the plural whenever the context so requires.

     21.28 Exhibits. All Exhibits to which reference is made in this Lease are incorporated in this Lease by the respective references to them, whether or not they are actually attached, provided they have been signed or initialed by the parties. Reference to this Lease includes matters incorporated by reference.

     21.29 First Opportunity to Purchase. Landlord grants Tenant the first opportunity to purchase the Property during the Term. If Landlord decides to sell, exchange or otherwise transfer the Properties during the Term, other than sales or transfers to a related party or affiliated company, Landlord will give written notice to Tenant of the general terms on which Landlord intends to sell the Properties, including a copy of any written offer received from third parties. Such notice shall state the purchase price and the terms for the Properties and will not include other property of Landlord or consideration other than cash payments (other than any property which Tenant may cause to be conveyed to Landlord as part of a property exchange involving a third party's property, as described below). Tenant shall have 30 days after receipt of the notice in which to elect to acquire Landlord's interest on the terms contained in the notice. Tenant's election shall be by written notice to Landlord. If the third party offer includes an exchange of properties, Tenant shall, at Landlord's request, cooperate in effecting the acquisition of the exchange property from its owner and Tenant shall exchange such property with Landlord for the Properties, which transactions will be closed consecutively on the same date in escrow, with any additional costs incurred in transfer or conveyance taxes, closing costs, sales commissions, etc., as a result of such an exchange paid by Landlord. If Tenant does not elect to acquire the Properties, Landlord may sell, exchange or otherwise transfer Landlord's interest in the Properties at a purchase price and on terms not more favorable to the purchaser than the terms stated in the original notice to Tenant, provided the transaction is closed within nine months after the date of Landlord's original notice. If the transaction is not closed within such nine-month period or Landlord desires to transfer its interest in the Properties on terms more favorable to the purchaser than offered to Tenant, Landlord shall not transfer its interest in the Properties without first again granting to Tenant the opportunity to purchase as provided above. Only 15 days' written notice of a specific sales transaction (including a copy of any written offer) will be required in the event Landlord is required to reoffer the Properties to Tenant because of a proposed sale on terms more favorable to the purchaser. Transfers of interest in the Properties between partners or the principals of Landlord, members of their respective families or affiliated companies of Landlord may be made without compliance with this paragraph, it being understood that the provisions of this paragraph shall survive any such transfers. This paragraph 21.29 will not apply to or restrict in any manner any foreclosure, foreclosure sale, deed-in-lieu of foreclosure or other action taken by the holder of any trust deed, mortgage or other security interest on Landlord's interest in the Improvements and/or Properties, it being understood that the provisions of this paragraph shall not survive any such action, event or conveyance. Any sale or other conveyance by Landlord to third parties pursuant to this Lease, and any transfers between related parties or affiliated companies, will remain and be subject to all of the terms of this Lease. Notwithstanding the foregoing to the contrary, if the entity comprising Landlord is a trust, (a) no transfer of all or any beneficial interest in said trust and/or (b) no substitution of trustees in said trust, shall be deemed or construed as a sale, exchange or other transfer of the Properties and the rights granted Tenant hereunder shall not apply upon the happening of any such event.

     21.30 Merger, Consolidation or Sale of Assets. In the event of a merger, consolidation, acquisition, sale or other disposition involving Tenant or all or substantially all the assets of Tenant to one or more other entities, the surviving entity or transferee of assets, as the case may be, shall (i) be formed and existing under the laws of a state, district or commonwealth of the United States of America and (ii) deliver to Landlord an acknowledged instrument in recordable form assuming all obligation, covenants and responsibilities of Tenant under this Lease and at Landlord's option, a new Lease Guaranty in the form attached hereto as Exhibit "E". Without limiting the foregoing, if RC is merged into FMI, then the Lease Guaranty will continue to be applicable to all obligations of RC through the effective date of the merger, but a new (or continuation of the former) Lease Guaranty will not be required of FMI, since it is already a party to this Lease.

     21.31 Existing Leases. Landlord hereby assigns and transfers to Tenant, as of the Commencement Date and for as long as this Lease is in effect, all of its right, title and interest (if any) in and to the existing leases on the Properties which were assigned to Landlord pursuant to the Sale Agreement (the "Existing Leases"), including (without limitation) all rights under the Existing Leases to collect and retain rent due under the Existing Leases and other charges payable by the tenants thereunder with respect to period commencing on or after the Commencement Date. Tenant will continue to have all rights and obligations under such Existing Leases, and such Existing Leases will, for purposes of this Lease, be considered subleases of portions of the respective Property. In the event Landlord's first trust deed beneficiary or mortgagee requires that Landlord attempt to get a subordination and non-disturbance agreement (the "SNDA") from tenants under any of the Existing Leases, Tenant will forward the proposed form of SNDA as Landlord may provide to Tenant to such tenants and request that they execute the same. However, Tenant will be under no obligation to obtain execution of the SNDA by such tenants or to pay any amounts or take other action to obtain the same, other than the forwarding of the required form of SNDA with such request. Tenant agrees to indemnify, defend and hold harmless Landlord and Landlord's Mortgagee from any liabilities, costs, damages, losses and expenses arising from the Existing Leases or any assignment of this Lease or any new sublease entered into by Tenant to the extent such liabilities, costs, damages and expenses have arisen or accrued before, or arise or accrue during, the Term of this Lease.

     21.32 Equipment Financing. Notwithstanding any other provision of this Lease, Tenant will have the right to lease or mortgage, pledge and encumber its FF&E and other personal property (for this purpose, collectively, the "Equipment") from time to time (the "Equipment Financing") with an equipment leasing company or through a bank, life insurance company, thrift institution or other institutional lender (collectively, an "Equipment Lender"). Landlord further agrees that the Equipment shall remain personal property, notwithstanding the manner or mode of the attachment to the Property. Landlord recognizes and acknowledges that any claims that Equipment Lender now has or may hereafter have against the Equipment by virtue of the equipment lease or financing documents, are superior to any lien or claim of any nature which Landlord now has or may hereafter have to the Equipment by statute, agreement or otherwise. In the event of default by Tenant in the payment of any amount to the Equipment Lender, or in the performance of any extensions or renewals thereof, the Equipment Lender or its assigns may remove such Equipment or any part thereof from the Properties (provided that any physical damage to the Properties in connection with such removal will be promptly repaired). In the event of such removal, Landlord will make no claim whatsoever to such equipment. The Equipment Lender may, without affecting the validity of this waiver, extend the terms of payment of any rental or other sum or the performance of any of the other terms or conditions of the equipment lease or financing documents, without the consent of Landlord and without giving notice to Landlord. This waiver shall inure to the benefit of the successors and assigns of the Equipment Lender and shall be binding upon the heirs, personal representatives, successors or assigns of Landlord. Landlord will execute, not later than 30 days after receipt of a written request, any consent, easement, Landlord's waiver of lien rights, acknowledgement, estoppel certificate or other document required by the Equipment Lender in order to carry out the intent of this paragraph (the "Equipment Documents"). If Landlord fails to do so in such 30 day period, Tenant is hereby designated as attorney-in-fact for Landlord, coupled with an interest, to execute and deliver the Equipment Documents on behalf of Landlord.

     21.33 Reasonable Efforts to Mitigate. In the event of default by a party under this Lease, the other party shall use reasonable efforts to mitigate its damages.

     21.34 Indemnification. The provisions of this Lease concerning indemnification are subject to the following conditions: (i) the party seeking indemnification (the "Indemnified Party") will promptly notify the indemnifying party (the "Indemnitor") in writing as soon as the Indemnified Party becomes aware of the injury, action, event, claim or demand giving right to the obligation to indemnify; (ii) the Indemnified Party will take no steps (such as admission of liability) which will operate to bar Indemnitor from obtaining any protection afforded by any policies of insurance it may hold or which operate to prejudice the defense in any such legal proceedings or otherwise prevent Indemnitor from protecting itself against such claim, action, demand, or legal proceeding, Indemnitor having the sole and exclusive right to conduct the response to or defense of any such claim, action, demand, or legal proceeding; and (iii) the parties will reasonably cooperate (at Indemnitor's expense) in responding to any claim, action, demand or legal proceeding covered by the Indemnity; provided, however that any failure to give such required notice herein above shall not release Indemnitor from any obligation hereunder.

     21.35 Confidentiality of Financial or Sales Information. Any financial or sales information on Tenant, any guarantor of this Lease, or any subtenant shall be held in confidence by the party receiving the same and will be utilized solely for purposes of this Lease, but may be provided by Landlord in confidence to Landlord's Mortgagee, any Noteholder, any potential transferee of any rights or interest of Landlord's Mortgagee or any Noteholder in the Mortgage Financing, this Lease or the Property, to any of Landlord's, Landlord's Mortgagee's or any Noteholder's attorneys, accountants and professional advisers, any federal or state regulatory authority having jurisdiction over any of the foregoing, the National Association of Insurance Commissioners or similar organization, any nationally recognized rating agency (including, without limitation, S&P), any other person to which such disclosure is necessary or appropriate pursuant to any law, rule regulation or order, or in connection with any enforcement of or protection of rights or remedies under this lease or the Mortgage Financing or in respect of the Properties. Tenant will have the right to require that the person receiving such information sign a confidentiality agreement reasonably acceptable to Tenant.

     21.36 No Third Party Beneficiaries. Nothing in this Lease, express or implied, shall confer upon any person, other than the parties and their respective successors and assigns as Landlord and Tenant hereunder, any right or remedies under or by reason of this Lease or its provisions. There are no third party beneficiaries with respect to any such right or remedy except Landlord's Mortgagee as provided herein.

     21.37 Surplus Property. Under the terms of the Sale Agreement, Tenant has the right to obtain a release and re-conveyance to Tenant of certain surplus land area (the "Surplus Property"), as soon as Tenant obtains an approved subdivision, short plat or partition sufficient to permit the remaining portion of the affected Property and the Surplus Property to be separated as valid legal lots, and the other requirements of the Sale Agreement are satisfied with respect thereto. Tenant is solely responsible for the repair, upkeep and care of the Surplus Property and all representations, warranties, indemnification provisions, covenants and terms of this Lease shall apply to the Surplus Property for so long as it is included in the "Property" and will survive the re-conveyance to Tenant as to any claim or event that arose, occurred or accrued while it was included in the "Property" under this Lease. There shall be no change in the rent under this Lease upon the reconveyance of the Surplus Property to Tenant.

     21.38 Sale-Purchase Claims. No provision of this Lease will be deemed to modify in any manner the obligations and liabilities that FMI and RC have to Landlord pursuant to the terms of the Sale Agreement, which will survive the closing of the purchase of the Properties by Landlord. FMI and RC hereby agree to indemnify, defend and hold Landlord harmless from any and all costs, expenses, liabilities and damages (including, without limitation, reasonable attorneys' fees and costs) incurred by Landlord as Buyer in connection with any material misrepresentation of FMI and/or RC as Seller under the Sale Agreement or any breach by either of them of the terms of the Sale Agreement, subject to the terms and limitations contained therein.

Breach of such indemnification obligation will also be a breach of this Lease, subject to the provisions of Section 12.1 or 12.2, as applicable.

     21.39 Counterparts. This Lease may be executed in one (1) or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one (1) and the same instrument.

     21.40 Prior Agreements. This Lease (including attached Exhibits) is the entire, final and complete agreement of the parties only with respect to the specific matters set forth in this Lease, and supersedes and replaces all written and oral agreements previously or contemporaneously made or existing by and between the parties or their representatives with respect to such specific matters.

     21.41 Sale or Assignment by Landlord. Notwithstanding anything to the contrary contained herein, but subject to Section 21.41.3 below, the following will be applicable in connection with financing by Landlord that is secured by the Properties:

          21.41.1 The Landlord shall have the right to finance the acquisition and ownership of the Properties by pledging, assigning, mortgaging or otherwise transferring its right, title and interest in the Properties and any or all amounts due from the Tenant or any third party under this Lease to any holder (each, a "Noteholder") of any note or instrument issued by the Landlord in respect of such financing (a "Mortgage Financing"), or any agent or trustee acting on behalf of or for the benefit of such holder(s)' benefit (collectively, with their respective successors and assigns, "Landlord's Mortgagee"); provided, that any such pledge, assignment, mortgage or transfer shall be subject to the rights and interest of the Tenant under this Lease; and

          21.41.2 Any Landlord's Mortgagee shall, except as otherwise agreed by the Landlord and such Landlord's Mortgagee, have all the rights, powers, privileges and remedies of the Landlord hereunder, and the Tenant's obligations as between itself and such Landlord's Mortgagee hereunder shall not be subject to any claims or defenses that the Tenant may have against the Landlord. Upon written notice to the Tenant of any such assignment, the Tenant shall thereafter make payments of Basic Rent and other sums due hereunder to the Landlord's Mortgagee, to the extent specified in such notice, and such payments shall discharge the obligation of the Tenant to the Landlord hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Landlord's Mortgagee shall be obligated to perform any duty, covenant or condition or required to be performed by the Landlord hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Landlord. Tenant further acknowledges that upon written notice to the Tenant of any such assignment, to the extent specified in such notice, the Landlord may not consent to any amendment, modification or waiver to this Lease, give any approval, consent, notice or acceptance under this Lease or exercise any discretion under this Lease, in each case without the prior written consent of the Landlord's Mortgagee and the Tenant agrees to provide to the Landlord's Mortgagee a copy of all notices or consents or requests for consent or approval by Landlord pursuant to the terms of this Lease.

          21.41.3 Notwithstanding the foregoing, if Landlord's Mortgagee consists of more than one person or entity, or if there are multiple Noteholders, Tenant will be provided with a single address to which all notices, consents and requests for consent and approval are to be sent on behalf of the Landlord's Mortgagee and Noteholders and to which any payments required (pursuant to Section 21.41.2) to be made by Tenant to Landlord's Mortgagee or Noteholders are to be sent. Tenant may require that any such payments be made by wire transfer of federal (or other same-day) funds.

     21.42 Rule 144A Information Requirements. Except as such times as FMI is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or has complied with the requirements for the exemption from registration under the Exchange Act set forth in Rule 12g3-2(b) under the Exchange Act, FMI shall deliver promptly to Landlord or Landlord's Mortgagee on request such financial and other information as any Noteholder may reasonably require to permit such Noteholder to comply with the requirements of Rule 144A promulgated under the Securities Act of 1933, as amended, in connection with the resale by it of such notes or other instruments.

     21.43 Statutory Notice. THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.
///
///
///
///
///
///
///

///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
///
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///

     IN WITNESS WHEREOF, the parties have executed this Lease as of the date first above written.

                             LANDLORD:







                                                                    TENANT:

TEXAS COMMERCE BANK NATIONAL
ASSOCIATION, NOT IN ITS INDIVIDUAL
CAPACITY BUT SOLELY IN ITS CAPACITY
AS TRUSTEE UNDER THAT CERTAIN TRUST
AGREEMENT DATED AS OF SEPTEMBER 1,
1996 BETWEEN TEXAS COMMERCE BANK
NATIONAL ASSOCIATION, AS TRUSTEE
AND CHEMICAL TRUST COMPANY OF
CALIFORNIA, A CALIFORNIA BANKING
CORPORATION, AS BENEFICIARY


BY: KATHRYN M. HOUSTON
    ------------------------------
ITS: VICE PRESIDENT
     -----------------------------

FRED MEYER, INC.,
A DELAWARE CORPORATION


BY: KENNETH THRASHER
    ------------------------------
ITS: SR VP-FINANCE
     -----------------------------

ROUNDUP CO.,
A WASHINGTON CORPORATION


BY: KENNETH THRASHER
    ------------------------------
ITS: VICE PRESIDENT
     -----------------------------

STATE OF OREGON             )
                            )
County of Multnomah         )

The foregoing instrument was acknowledged before me this 30th day of August, 1996, by Kenneth Thrasher, the SR VP-Finance of Fred Meyer, Inc., a Delaware corporation, on behalf of the corporation by its authority duly given, and acknowledged the said instrument to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                  FRANCES FOLEY
                                  ----------------------------------------
                                  Notary Public in and for the State of
                                  Oregon
                                  Residing at: Vancouver, WA
                                               ---------------------------
                                  My Commission expires: 9/1/98
                                                         -----------------


STATE OF OREGON             )
                            )
County of Multnomah         )

The foregoing instrument was acknowledged before me this 30th day of August, 1996, by Kenneth Thrasher, the VP of Roundup Co., a Washington corporation, on behalf of the corporation by its authority duly given, and acknowledged the said instrument to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                  FRANCES FOLEY
                                  ----------------------------------------
                                  Notary Public in and for the State of
                                  Oregon
                                  Residing at: Vancouver, WA
                                               ---------------------------
                                  My Commission expires: 9/1/98
                                                         -----------------

STATE OF TEXAS              )
                            )   ss.
COUNTY OF El Paso           )


On August 30, 1996, before me Helen D. Mott personally appeared Kathryn M. Houston, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is subscribed to the within instrument and acknowledged to me that she executed the same in her authorized capacity(ies), and that by her signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


HELEN D. MOTT
-----------------------------------
Notary Public in and for said
County and State
My Commission Expires: 12/31/98      [SEAL]

                                 EXHIBIT A



                             Legal Description

                                 EXHIBIT B



                            Permitted Exceptions

                                 EXHIBIT C



                                 Insurance

                                 EXHIBIT D



            Purchase Price Upon The Happening of Certain Events


     The "Repurchase Price" of a Replaced Property required to be repurchased by Tenant pursuant to Section 18 of the Lease shall equal the greater of (a) the Property Amount with respect to such Replaced Property, as set forth on the following table, (b) the then current market value of the Replaced Property on the substitution date, as determined pursuant to
Section 18 of the Lease, and (c) the Substitution Payment with respect to such Replaced Property.

      Property                   Property Amount          Property Percentage
      --------                   ---------------          -------------------

      Brookings, OR              $  8,776,000                   7.97818%
      Federal Way, WA              14,623,000                  13.29364
      Boise, ID                    10,683,080                   9.71182
      Lake City, WA                15,470,000                  14.06364
      So. Medford, OR              10,527,000                   9.57000
      North Coast, OR               9,953,000                   9.04818
      Newburg, OR                   8,766,000                   7.96909
      Orchards, WA                 11,637,000                  10.57909
      Tillamook, OR                 9,369,000                   8.51727
      Yakima, WA                   10,196,000                   9.26909
                                                              ---------
                                                              100.00000%
                                                              =========

     "Substitution Payment" means, with respect to a Replaced Property, the sum of (i) the Property Percentage with respect to such Replacement Property multiplied by the aggregate outstanding principal amount of the Senior Notes (as defined below), plus (ii) an amount equal to the accrued interest through the substitution date on the amount referred to in clause
(i), plus (iii) the Make-Whole Amount with respect to the amount referred to in clause (i).

     The Make-Whole Amount with respect to the Property Amount shall be equal to the sum of the Make-Whole Amounts payable pursuant to the Indenture dated as of September 1, 1996 among Landlord, CTCC and First Trust National Association, as indenture trustee (the "Indenture Trustee") with respect to the Senior Notes (as defined therein) to be prepaid pursuant to Section 2.3(c) thereof upon the receipt by the Indenture Trustee of the Property Amount.

                                 EXHIBIT E



                               Lease Guaranty




                               (see attached)

                                 EXHIBIT F



                        Additional Option Term Rent




         Property                      Base Rent
         --------                      ---------

         Brookings, OR                $   712,119.58
         Federal Way, WA                1,186,569.04
         Boise, ID                        866,861.51
         Lake City, WA                  1,255,298.00
         So. Medford, OR                  854,202.89
         North Coast, OR                  807,626.07
         Newburg, OR                      711,308.22
         Orchards, WA                     944,272.65
         Tillamook, OR                    760,237.89
         Yakima, WA                       827,344.14
                                       -------------
                                      $ 8,925,840.00

                                  GUARANTY
                                  --------


     THIS GUARANTY (the "Guaranty") is attached to and made a part of that certain Bond Lease Agreement (the "Lease") dated September 5, 1996, between Texas Commerce Bank National Association, not in its individual capacity but solely in its capacity as Trustee under that certain Trust Agreement dated as of September 1, 1996 between Texas Commerce Bank National Association, as Trustee and Chemical Trust Company of California, a California Banking Corporation, as Beneficiary, as Landlord, and Fred Meyer, Inc., a Delaware corporation ("FMI") and Roundup Co., a Washington corporation ("RC"), as Tenant, covering the Properties. The terms used in this Guaranty shall have the same definitions as set forth in the Lease. In order to induce Landlord to enter into the Lease with Tenant, Fred Meyer, Inc. ("Guarantor") has agreed to and does hereby execute and deliver this Guaranty to Landlord. Guarantor acknowledges that Landlord would not enter into the Lease if Guarantor did not execute and deliver this Guaranty to Landlord.

     1. GUARANTY. In consideration of the execution of the Lease by Landlord and as a material inducement to Landlord to execute the Lease, Guarantor hereby irrevocably, unconditionally, jointly and severally guarantees the full, timely and complete (a) payment of all Base Rent, and other sums payable by RC to Landlord under the Lease, and any amendments or modifications thereto by agreement of course of conduct, (b) performance of all covenants, representations and warranties made by RC and all obligations to be performed by RC pursuant to the Lease, and any amendments or modifications thereto by agreement or course of conduct and (c) payment of all reasonable costs and expenses, including reasonable attorney's fees, incurred by Landlord in connection with enforcing its rights under the Lease and/or this Guaranty (collectively, the "Guaranteed Obligations"). The payment of those amounts and performance of those obligations shall be conducted in accordance with all terms, covenants and conditions set forth in the Lease, without deduction, offset or excuse of any nature and without regard to the enforceability or validity of the Lease, or any part thereof, or any disability of RC. Guarantor's obligations hereunder include any obligations that RC has under the Lease, or under any portion of the Lease in the event that the Lease is determined to be divisible or severable.

     2. LANDLORD'S RIGHTS. Landlord may perform any of the following acts at anytime during the term of the Lease, without notice to or assent of Guarantor and without in any way releasing, affecting or impairing any of Guarantor's obligations or liabilities under this Guaranty: (a) alter, modify or amend the Lease by agreement or course of conduct, (b) grant extensions or renewals of the Lease, (c) assign or otherwise transfer its interest in the Lease, the Improvements, the Properties, or this Guaranty,
(d) consent to any transfer or assignment of RC's or any future tenant's interest under the Lease, (e) release one or more guarantor, or amend or modify this Guaranty with respect to any guarantor, without releasing or discharging any other guarantor from any of such guarantor's obligations or liabilities under this Guaranty, (f) take and hold security for the payment of this Guaranty and exchange, enforce, waive and release any such security, (g) apply such security and direct the order or manner of sale thereof as Landlord, in its sole and absolute discretion, deems appropriate, and (h) foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Guarantor under this Guaranty.

     3. TENANT'S DEFAULT. This Guaranty is a guaranty of payment and performance, and not of collection. Upon any breach or default by RC under the Lease, Landlord may proceed immediately against RC and/or Guarantor to enforce any of Landlord's rights or remedies against RC or Guarantor pursuant to this Guaranty, the Lease, or at law or in equity without notice to or demand upon Tenant, RC or Guarantor. This Guaranty shall not be released, modified or affected by any failure or delay by Landlord to enforce any of its rights or remedies under the Lease or this Guaranty, or at law or in equity.

     4. GUARANTOR'S WAIVERS. Guarantor hereby waives (a) presentment, demand or payment and protest of non-performance under the Lease, (b) notice of any kind including, without limitation, notice of acceptance of this Guaranty, protest, presentment, demand for payment, default, nonpayment, or the creation or incurring of new or additional obligations of Tenant or RC to Landlord, (c) any right to require Landlord to enforce its rights or remedies against Tenant under the Lease, or otherwise, or against any other guarantor, (d) any right to require Landlord to proceed against any security held from Tenant, RC or any other party, (e) any right of subrogation, (f) any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or other right or remedy of Guarantor against Landlord or any such security, whether resulting from an election by Landlord, or otherwise, and (g) to the extent allowable by law, all "suretyship defenses". Any part payment by RC or other circumstance which operates to toll any statute of limitations as to RC shall operate to toll the statute of limitations as to Guarantor.

     5. SEPARATE AND DISTINCT OBLIGATIONS. Guarantor acknowledges and agrees that Guarantor's obligations to Landlord under this Guaranty are separate and distinct from Tenant's obligations to Landlord under the Lease. The occurrence of any of the following events shall not have any effect whatsoever on any of Guarantor's obligations to Landlord hereunder, each of which obligations shall continue in full force or effect as though such event had not occurred: (a) the commencement by RC of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended or replaced, or any other applicable federal or state bankruptcy, insolvency or other similar law (collectively, the "Bankruptcy Laws"), (b) the consent by RC to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of RC or of any substantial part of its property, (c) any assignment by RC for the benefit of creditors, (d) the failure of RC generally to pay its debts as such debts become due, (e) the taking of a corporate action by RC in the furtherance of any of the foregoing; or (f) the entry of a decree or order for relief by a court having jurisdiction in respect of RC in any involuntary case under the Bankruptcy Laws, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of RC or of any substantial part of its property, or ordering the winding-up or liquidation of any of its affairs and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days. The liability of Guarantor under this Guaranty is not and shall not be affected or impaired by any payment made to Landlord under or related to the Lease for which Landlord is required to reimburse RC pursuant to any court order or in settlement of any dispute, controversy or litigation in any bankruptcy, reorganization, arrangement, moratorium or other federal or state debtor relief proceeding. If, during any such proceeding, the Lease is assumed by RC or any trustee, or thereafter assigned by RC or any trustee to a third party, this Guaranty shall remain in full force and effect with respect to the full performance of RC, any such trustee or any such third party's obligations under the Lease. If the Lease is terminated or rejected during any such proceeding, or if any of the events described in Subparagraphs (a) through (f) of this Paragraph 5 occur, as between Landlord and Guarantor, Landlord shall have the right, at its option, to (i) accelerate all of Tenant's (including RC's) obligations under the Lease and Guarantor's obligations under this Guaranty, in which event, all such obligations shall become immediately due and payable by Guarantor to Landlord or (ii) require Guarantor to perform on a timely basis all obligations of RC under the Lease. Guarantor waives any defense arising by reason of any disability or other defense of Tenant or by reason of the cessation for any cause whatsoever of the liability of Tenant.

     6. ADDITIONAL RIGHTS AND OBLIGATIONS. In addition to all other rights and obligations of Guarantor hereunder, and without limiting the generality of anything contained elsewhere in this Guaranty, Guarantor hereby guarantees that the obligations herein guaranteed (including, without limitation, the Guaranteed Obligations) will be paid strictly in accordance with the terms of the Lease or any other agreement relating thereto, regardless of the value, genuineness, validity, regularity or enforceability of the obligations, and of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the trustee with respect thereto. The liability of Guarantor to the extent herein set forth shall be absolute and unconditional, not subject to any reduction, limitation, impairment, termination, defense, offset, counterclaim or recoupment whatsoever (all of which are hereby expressly waived by Guarantor) whether by reason of any claim of any character whatsoever, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, or by reason of any liability at any time to Guarantor or otherwise, whether based upon any obligations or any other agreement or otherwise, and however arising, whether out of action or inaction or otherwise and whether resulting from default, willful misconduct, negligence or otherwise, and without limiting the foregoing irrespective of: (1) any lack of validity or enforceability of the Lease of any agreement or instrument relating thereto; (2) any change in the time, manner or place of payment of, or in any other term in respect of, all or any of the obligations, or any other amendment or waiver of or consent to obligations, or any other amendment or waiver of or consent to any departure from the Lease of any other agreement relating to any obligations; (3) any increase in, addition to, exchange or release of, or nonperfection of any lien on or security interest in, any collateral, or any release or amendment or waiver of or consent to any departure from or failure to enforce any other guarantee, for all or any of the indebtedness;
(4) any other circumstance which might otherwise constitute a defense available to, or a discharge of, RC in respect of the obligations to Landlord; (5) the absence of any action on the part of the Landlord to obtain payment of the obligations from the RC; (6) any insolvency, bankruptcy, reorganization or dissolution, or any proceeding of RC, the Tenant or the Guaranteed Obligations in such bankruptcy; or (7) the absence of notice or any delay in any action to enforce any obligations or to exercise any right or remedy against Guarantor, or RC, whether hereunder, under any obligations or any agreement or any indulgence, compromise or extension granted.

     7. SUCCESSORS AND ASSIGNS. This Guaranty binds Guarantor's successors and assigns.

     8. ENCUMBRANCES. If Landlord's interest in the Improvements, the Properties or the Lease, or the rents, issues or profits therefrom, are subject to any deed of trust, mortgage or assignment for security, Guarantor's acquisition of Landlord's interest in the Properties or Lease shall not affect any of Guarantor's obligations under this Guaranty. In such event, this Guaranty shall nevertheless continue in full force and effect for the benefit of any mortgagee, beneficiary, trustee or assignee or any purchaser at any sale by judicial foreclosure or under any private power of sale, and their successors and assigns. Additionally, Guarantor hereby waives any requirements that the trustee, beneficiary, mortgagee or other holder of any such deed of trust, mortgage or assignment, protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any person or any collateral (including any rights relating to marshaling of assets). Without limiting the generality of the foregoing, this Guaranty shall run to the benefit of Landlord's Mortgagee without the requirement of any further action on the part of Landlord's Mortgagee or any other party. Landlord's Mortgagee shall, except as otherwise agreed by the Landlord and such Landlord's Mortgagee, have all the rights, powers, privileges and remedies of the Landlord hereunder, and the Guarantor's obligations as between itself and such Landlord's Mortgagee hereunder shall not be subject to any claims or defenses that the Guarantor may have against the Landlord.

Upon written notice to the Guarantor of any such assignment, the Guarantor shall thereafter make payments of all sums due hereunder to the Landlord's Mortgagee, to the extent specified in such notice, and such payments shall discharge the obligation of the Guarantor to the Landlord hereunder to the extent of such payments. Anything contained herein to the contrary notwithstanding, no Landlord's Mortgagee shall be obligated to perform any duty, covenant or condition required to be preformed by the Landlord hereunder, and any such duty, covenant or condition shall be and remain the sole obligation of the Landlord. Guarantor further acknowledges that upon written notice to the Guarantor of any such assignment, to the extent specified in such notice, the Landlord may not consent to any amendment, modification or waiver to this Guaranty or give any approval, consent, notice or acceptance under this Guaranty, in each case without the prior written consent of the Landlord's Mortgagee.

     9. GUARANTOR'S DUTY. Guarantor acknowledges that it is aware of the present financial condition of RC. Guarantor assumes the responsibility to remain informed of the financial condition of RC and of all other circumstances bearing upon the risk of RC's default, which reasonable inquiry would reveal, and agree that Landlord shall have no duty to advise Guarantor of information known to it regarding such condition or any such circumstance.

     10. LANDLORD'S RELIANCE. Landlord shall not be required to inquire into the powers of RC or the officers, employees, partners or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed under this Guaranty.

     11. INCORPORATION OF CERTAIN LEASE PROVISIONS. Guarantor hereby represents and warrants to Landlord that Guarantor has received a copy of the Lease, has read or had the opportunity to read the Lease, and understands the terms of the Lease. The provisions in the Lease relating to the execution of additional documents, legal proceedings by Landlord against Tenant, severability of the provisions of the Lease, interpretation of the Lease, notices, waivers, the applicable laws which govern the interpretation of the Lease and the authority of the Tenant to execute the Lease are incorporated herein in their entirety by this reference and made a part hereof. Any reference in those provisions to "Tenant" and/or "RC" shall mean Guarantor and any reference in those provisions to the "Lease" shall mean this Guaranty, except that (a) any notice which any Guarantor desires or is required to provide to Landlord including, without limitation, any notice of revocation of this Guaranty, shall be effective only if signed by Guarantor and (b) notice which Landlord desires or is required to provide to Guarantor shall be sent to Guarantor at such address indicated below, or if no address is indicated below, at the address for notices to be sent to RC under the Lease.

     12. CONTINUING GUARANTY. This is a continuing guarantee of the Guaranteed Obligations and may not be terminated or revoked for any reason whatsoever.

     13. NO SUBROGATION, ETC. Until all of the Guaranteed Obligations are paid or satisfied in full, Guarantor shall not exercise any of the following rights that it may have against RC, for any amounts paid by it, or acts performed by it, under this Guaranty: (i) Subrogation; (ii) Reimbursement; (iii) Performance; (iv) Indemnification; or (v)
Contribution.


     14. SUBORDINATION OF GUARANTOR.

          a. Subordination of all Claims. All principal and interest on all existing and future indebtedness, liabilities, and obligations of RC to Guarantor, whether fixed or contingent, matured or unmatured, and liquidated or unliquidated (the "Subordinated Debt") shall at all times be subordinated in right of payment to the payment and performance of the Guaranteed Obligations.

          b. Payments. At any time that no "event of default" (as defined in the Lease) has occurred and is continuing, Guarantor may accept payments on any of the Subordinated Debt. At any time following the occurrence of such an "event of default", and prior to its cure thereof, if Guarantor does receive any payments on the Subordinated Debt, it will hold those payments in trust for the benefit of Landlord and immediately deliver them to Landlord.

          c. Attorney-in-Fact. Guarantor appoints Landlord Guarantor's attorney-in-fact to file claims, and receive payments, on behalf of Guarantor with respect to any of the Subordinated Debt in any proceeding by or against RC under the Bankruptcy Code (including Chapters 7 or 11), any assignment for the benefit of creditors made by RC, or in any other reorganization or insolvency proceeding.

     15. LANDLORD'S OTHER RIGHTS. Landlord shall have the following additional rights:

          a. Revival of Debt. Guarantor further agrees that, to the extent that RC or Guarantor makes a payment or payments to Landlord, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to RC or Guarantor or their respective estate, trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, this Guaranty and the advances or part thereof which have been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

          b. No Marshalling. Landlord has no obligations to marshall any assets in favor of Guarantor, or against or in payment of the Guaranteed Obligations.

          c. Fees and Costs. Guarantor will pay all of Landlord's reasonable expenses incurred in enforcing this Guaranty, including Landlord's reasonable attorneys' fees.

          d. Assignment. Guarantor may not assign its obligations or liability under this Guaranty. Subject to the preceding sentence, this Guaranty shall be binding upon the parties hereto and their respective heirs, executors, successors, representatives and assigns and shall inure to the benefit of the parties hereto and their respective successors and assigns. No assignment or other transfer that Guarantor or RC may make pursuant to the terms of the Lease shall affect in any manner the obligations of Guarantor under this Guaranty and this Guaranty shall remain unimpaired and in full force and effect notwithstanding such assignment or other transfer.

     16. MISCELLANEOUS.

          a. Applicable Law. The law of the State of Oregon will apply to the interpretation and enforcement of this Guaranty.

          b. Integration. This Guaranty, together with the documents referred to herein, is the entire agreement of Guarantor with respect to the subject matter of this Guaranty.

          c. Rights Cumulative. All of Landlord's rights under this Guaranty are cumulative. The exercise of any one right does not exclude the exercise of any other right given this Guaranty or any other right of Landlord not set forth in the Guaranty.

          d. Rules of Construction. The following rules shall apply in interpreting the meaning of this Guaranty:

               (i) "Includes" and "including" are not limiting; and

               (ii) "Or" is not exclusive.

          e. Severability. If any provision of this Guaranty is declared by a court of competent jurisdiction to be unenforceable, or otherwise invalid, the remaining provisions of this Guaranty may be enforced to the fullest possible extent.

          f. Notices. Landlord may give any notice to Guarantor at the following address, until changed in writing by notice given by Guarantor (but nothing herein shall be deemed to require the Landlord to give any notice):

                      Fred Meyer, Inc.
                      3800 SE 22nd Avenue
                      P.O. Box 42121
                      Portland, Oregon  97242-0121
                      Attn:  Corporate Treasurer
                      Facsimile No:  (503) 797-5299

          With Copies to:

                      Fred Meyer, Inc.
                      3800 SE 22nd Avenue
                      P.O. Box 42121
                      Portland, Oregon  97242-0121
                      Attn:  Corporate Legal Department
                      Facsimile No:  (503) 797-5623

          And to:

                      Stoel Rives LLP
                      950 Port of Portland Building
                      700 NE Multnomah
                      Portland, Oregon  97232
                      Attn:  David W. Green
                      (503) 872-4810
                      Facsimile No:  (503) 230-1907

          g. Headings. Section headings used in this Guaranty are for convenience only. They are not a part of this Guaranty and shall not be used in construing it.

          h. Acknowledgment of Waivers. GUARANTOR ACKNOWLEDGES THAT THIS GUARANTY CONTAINS WAIVERS OF CERTAIN RIGHTS AND DEFENSES THAT GUARANTOR WOULD OTHERWISE HAVE UNDER APPLICABLE LAW. GUARANTOR WARRANTS AND AGREES THAT EACH OF THE WAIVERS AND CONSENTS SET FORTH HEREIN ARE MADE AFTER CONSULTATION WITH LEGAL COUNSEL AND WITH FULL KNOWLEDGE OF THEIR SIGNIFICANCE AND CONSEQUENCES, WITH THE UNDERSTANDING THAT EVENTS GIVING RISE TO ANY

DEFENSE OR RIGHT WAIVED MAY DIMINISH, DESTROY OR OTHERWISE ADVERSELY AFFECT RIGHTS WHICH GUARANTOR OTHERWISE MAY HAVE
AGAINST LANDLORD, RC OR OTHERS, OR AGAINST ANY COLLATERAL, AND THAT, UNDER THE CIRCUMSTANCES, THE WAIVERS AND CONSENTS HEREIN GIVEN ARE REASONABLE AND NOT CONTRARY TO PUBLIC POLICY OR LAW. IF ANY OF THE WAIVERS OR CONSENTS HEREIN ARE DETERMINED TO BE UNENFORCEABLE UNDER APPLICABLE LAW, SUCH WAIVERS AND CONSENTS SHALL BE EFFECTIVE TO THE MAXIMUM EXTENT PERMITTED BY LAW.

                                    KT
                                -----------
                                (initialed)


          i. Lease Notices. Nothing in this Guaranty, including, without limitation, the waivers set forth above, shall affect the provisions of the Lease with respect to notices to be given Guarantor under the Lease in its capacity as a tenant thereunder.

     IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of this 5th day of September 1996.



                                   FRED MEYER, INC.,
                                   a Delaware corporation,


                                   By: KENNETH THRASHER
                                       -----------------------------------
                                   Name: KENNETH THRASHER
                                         ---------------------------------
                                   Title: SR VP-Finance
                                          --------------------------------

STATE OF OREGON            )
                           )
County of Multnomah        )

The foregoing instrument was acknowledged before me this 30th day of August, 1996, by Kenneth Thrasher, the SR VP-Finance of Fred Meyer, Inc., a Delaware corporation, on behalf of the corporation by its authority duly given, and acknowledged the said instrument to be the act and deed of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.


                                   FRANCES FOLEY
                                   ---------------------------------------
                                   Notary Public in and for the State of
                                   Oregon
                                   Residing at: Vancouver, WA
                                                --------------------------
                                   My Commission expires: 9/1/98
                                                          ----------------